                                                                    EXHIBIT 4.10


                    ILLINOIS CONSOLIDATED TELEPHONE COMPANY
                    ---------------------------------------

         LONG-TERM SAVINGS PLAN FOR SALARIED AND AFFILIATED EMPLOYEES
         ------------------------------------------------------------


                            As Amended and Restated
                           Effective January 1, 1989

                               TABLE OF CONTENTS


                                                            Page
                                                            ----

ARTICLE I DEFINITIONS....................................... 2

   1.1  "Account"........................................... 2

   1.2  "Actual Contribution Percentage".................... 2

   1.3  "Actual Deferral Percentage"........................ 3

   1.4  "Adjusted Balance".................................. 3

   1.5  "Annual Additions".................................. 3

   1.6  "Beneficiary"....................................... 4

   1.7  "Board"............................................. 4

   1.8  "Break in Service".................................. 4

   1.9  "Code".............................................. 4

   1.10 "Committee"......................................... 4

   1.11 "Company"........................................... 4

   1.12 "Compensation"...................................... 5

   1.13 "Earnings".......................................... 9

   1.14 "Eligible Employee"................................. 9

   1.15 "Employee".......................................... 9

   1.16 "Entry Date"........................................ 10

   1.17 "ERISA"............................................. 10

   1.18 "Highly Compensated"................................ 10

   1.19 "Hour of Service"................................... 11

   1.20 "Investment Fund" or "Fund"......................... 12

   1.21 "Limitation Year"................................... 12

   1.22 "Long-Term Savings Agreement"....................... 12

   1.23 "Matching Contribution"............................. 12

   1.24 "Maximum Permissible Amount"........................ 12

   1.25 "Normal Retirement Date"............................ 13

   1.26 "Participant"....................................... 13

   1.27 "Period of Severance"............................... 13

   1.28 "Plan".............................................. 14

   1.29 "Plan Year"......................................... 14

   1.30 "Related Company"................................... 14

   1.31 "Related Plan"...................................... 15

   1.32 "Rollover Contribution"............................. 15

   1.33 "Salary Deferral Contributions"..................... 15

   1.34 "Savings Account"................................... 15

   1.35 "Service"........................................... 15

   1.36 "Severance Date".................................... 16

   1.37 "Surviving Spouse".................................. 17

   1.38 "Transfer Account".................................. 17

   1.39 "Trust" or "Trust Fund"............................. 18

   1.40 "Trust Agreement"................................... 18

   1.41 "Trustee"........................................... 18

   1.42 "Valuation Date".................................... 18

   1.43 "Valuation Period".................................. 18

   1.44 "Voluntary Contributions"........................... 18

   1.45 "Voluntary Contribution Account".................... 18

   1.46 "Wage Payment Date"................................. 19

   1.47 "Wage Payment Period"............................... 19

ARTICLE II PARTICIPATION.................................... 19
           -------------

   2.1  Eligibility Requirement............................. 19
        -----------------------

   2.2  Reemployment of a Participant....................... 20
        -----------------------------

   2.3  Election to Participate............................. 20
        -----------------------

ARTICLE III SALARY DEFERRAL CONTRIBUTIONS................... 21
            -----------------------------

   3.1  Salary Deferral Contributions....................... 21
        -----------------------------

   3.2  Administrative Rules Governing Long-Term Savings
        ------------------------------------------------
        Agreements.......................................... 23
        ----------

   3.3  Suspension of Long-Term Savings Agreements.......... 24
        ------------------------------------------

   3.4  Limitations on Salary Deferral Contributions........ 25
        --------------------------------------------

   3.5  Recharacterization and Return of Certain Salary
        -----------------------------------------------
        Deferral Contributions.............................. 30
        ----------------------

ARTICLE IV MATCHING CONTRIBUTIONS........................... 32
           ----------------------

   4.1  Matching Contributions.............................. 32

ARTICLE V VOLUNTARY CONTRIBUTIONS, ROLLOVERS AND
          --------------------------------------
   TRANSFERS FROM OTHER PLANS............................... 36
   --------------------------

   5.1  Voluntary Contributions............................. 36
        -----------------------

   5.2  Rules Governing Voluntary Contributions............. 36
        ---------------------------------------

   5.3  Rollovers and Transfers to and from Other Plans..... 38
        -----------------------------------------------

ARTICLE VI SPECIAL RULES APPLICABLE TO MATCHING
           -------------------------------------
   CONTRIBUTIONS AND VOLUNTARY CONTRIBUTIONS................ 41
   -----------------------------------------

   6.1  Limitations......................................... 41
        -----------

   6.2  Multiple Use Test................................... 44
        -----------------

ARTICLE VII ALLOCATIONS TO PARTICIPANTS' ACCOUNTS........... 47
            -------------------------------------

   7.1  Separate Accounts................................... 47
        -----------------

   7.2  Suspense Account.................................... 47
        ----------------

   7.3  Allocation of Matching Contributions................ 47
        ------------------------------------

   7.4  Allocations of Salary Deferral Contributions........ 48
        --------------------------------------------

   7.5  Allocation of Voluntary and Rollover Contributions.. 48
        --------------------------------------------------

   7.6  Maximum Allocation.................................. 49
        ------------------

   7.7  Vesting............................................. 52
        -------

   7.8  Allocations and Adjustments to Account.............. 52
        --------------------------------------

ARTICLE VIII PAYMENT OF BENEFITS............................ 55
             -------------------

   8.1  Payments on Termination for Reasons Other Than
        ----------------------------------------------
        Death............................................... 55
        -----
   8.2  Payments on Death................................... 55
        -----------------

   8.3  Manner and Timing of Payment........................ 59
        ----------------------------

   8.4  Hardship Distributions.............................. 66
        ----------------------

   8.5  Non-Hardship In-Service Distributions............... 69
        -------------------------------------

   8.6  Withdrawals from Voluntary Contribution and
        -------------------------------------------
        Transfer Accounts................................... 70
        -----------------

   8.7  Rules Governing In-Service Distributions............ 70
        ----------------------------------------

   8.8  Distribution of Unallocated Contributions........... 71
        -----------------------------------------

   8.9  Administrative Powers Relating to Payments.......... 72
        ------------------------------------------

   8.10 Distributions From Savings Accounts................. 72
        -----------------------------------

ARTICLE IX PLAN ADMINISTRATION.............................. 75
           -------------------

   9.1  Company Responsibility and Establishment of
        -------------------------------------------
        Committee........................................... 75
        ---------

   9.2  Powers and Duties of Committee...................... 77
        ------------------------------

   9.3  Records and Reports of Committee.................... 77
        --------------------------------

   9.4  Claims Procedure.................................... 78
        ----------------

   9.5  Expenses............................................ 79
        --------

ARTICLE X TRUST AGREEMENT................................... 80
          ---------------

   10.1 Establishment of Trust.............................. 80
        ----------------------

ARTICLE XI LOANS TO PARTICIPANTS............................ 80
           ---------------------

   11.1 Loans to Participants............................... 80
        ---------------------

   11.2 Maximum Loan Amount................................. 81
        -------------------

   11.3 Repayment of Loans.................................. 82
        ------------------

   11.4 Terms............................................... 83
        -----

ARTICLE XII INVESTMENT FUNDS................................ 90
            ----------------

   12.1 Investment Funds.................................... 90
        ----------------

   12.2 Initial-Investment.................................. 90
        ------------------

   12.3 Selection of Investment Funds....................... 90
        -----------------------------

ARTICLE XIII AMENDMENT AND TERMINATION...................... 93
             -------------------------

   13.1 Amendment of Plan................................... 93
        -----------------

   13.2 Voluntary Termination of or Permanent
        -------------------------------------
        Discontinuance of Contributions to the Plan......... 93
        -------------------------------------------

   13.3 Involuntary Termination of Plan..................... 94
        -------------------------------

   13.4 Payments on Termination of or Permanent
        ---------------------------------------
        Discontinuance of Contributions to the Plan......... 95
        -------------------------------------------

ARTICLE XIV MISCELLANEOUS................................... 96
            -------------

   14.1 Duty to Furnish Information and Documents........... 96
        -----------------------------------------

   14.2 Statements and Available Information................ 96
        ------------------------------------

   14.3 No Enlargement of Employment Rights................. 97
        -----------------------------------

   14.4 Applicable Law...................................... 97
        --------------

   14.5 No Guarantee........................................ 97
        ------------

   14.6 Unclaimed Funds..................................... 98
        ---------------

  14.7  Merger or Consolidation of Plan..................... 99
        -------------------------------

  14.8  Interest Non-Transferable........................... 99
        -------------------------

  14.9  Prudent Man Rule.................................... 100
        ----------------

  14.10 Limitations on Liability............................ 101
        ------------------------

  14.11 Headings............................................ 102
        --------

  14.12 Gender and Number................................... 102
        -----------------

  14.13 ERISA and Approval Under Internal Revenue Code...... 103
        ----------------------------------------------

  14.14 Exclusive Benefit of Employees...................... 103
        ------------------------------

  14.15 Adoption of Plan by Related Companies............... 105
        -------------------------------------

  14.16 Severability........................................ 106
        ------------

ARTICLE XV TOP-HEAVY PROVISIONS............................. 107
           --------------------

  15.1  Top-Heavy Status.................................... 107
        ----------------

  15.2  Definitions......................................... 107
        -----------

  15.3  Determination of Top-Heavy Status................... 108
        ---------------------------------

  15.4  Minimum Contribution................................ 110
        --------------------

  15.5  Compensation........................................ 111
        ------------

  15.6  Limit on Annual Additions: Combined Plan - Limit.... 111
        ------------------------------------------------

  15.7  Safe-Harbor Rule.................................... 112
        ----------------

Schedule A

                    ILLINOIS CONSOLIDATED TELEPHONE COMPANY

          LONG-TERM SAVINGS PLAN FOR SALARIED AND AFFILIATED EMPLOYEES

               As Amended and Restated Effective January 1, 1989


          The Illinois Consolidated Telephone Company Long-Term Savings Plan for Salaried Employees (the "Plan") was adopted by Illinois Consolidated Telephone Company (the "Company"), effective October 1, 1984 to permit certain employees to defer the Federal income tax on certain portions of their salaries as provided by the Internal Revenue Code, to increase certain of its employees' interest in the Company by providing a medium through which they may share in the profitable operations of the Company and to furnish additional security to certain of its employees who become permanently disabled. The Plan was subsequently amended to provide for the adoption of the Plan by Related Companies (as defined below). The Plan was further amended, and restated, effective January 1, 1985, to make changes required to comply with the Code and ERISA, both as amended by the Retirement Equity Act of 1984, and to change the name of the Plan to reflect its adoption by certain Related Companies. The Plan is hereby further amended and restated, as set forth below, to comply with the requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Acts of 1989 and 1990, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993 and certain governmental rules and regulations, and to make certain other changes. Except where otherwise indicated herein, this restatement of the Plan is effective as of January 1, 1989 with respect to each Employee who earns an Hour of Service on or after January 1, 1989. Except as may be required by ERISA or the Code, the rights of any person whose status as an Employee has terminated shall be determined pursuant to the Plan as in effect on the date such employment status terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.


                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

          Whenever used herein the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

          1.1 "Account" means all or any one of the Savings Account, Transfer Account and/or Voluntary Contribution Account maintained by the Trustee for an individual Participant or Beneficiary pursuant to the terms of the Plan.

          1.2 "Actual Contribution Percentage" for a specified group of Eligible Employees for a given Plan Year means the average of the ratios, calculated separately for each Eligible Employee in such group, of: (a) the Voluntary Contributions, if any, contributed by the Eligible Employee to the Plan for any Plan Year beginning prior to January 1, 1993 and the Matching Contribution, if any, contributed by the Company on behalf of each such Eligible Employee for such Plan Year, to (b) the Eligible Employee's Earnings for such Plan Year.

          1.3 "Actual Deferral Percentage" for a specified group of Eligible Employees for a given Plan Year means the average of the ratios, calculated separately for each Eligible Employee in such group, of: (a) the sum of the Salary Deferral Contribution, if any, contributed by the Company on behalf of each such Eligible Employee for the Plan Year; to (b) the Eligible Employee's Earnings for such Plan Year.

          1.4 "Adjusted Balance" means the balance in a Participant's Savings Account, Transfer Account or Voluntary Contribution Account, as adjusted in accordance with Article VI of the Plan as of the applicable Valuation Date.

          1.5 "Annual Additions" means the total of: (a) Company contributions allocated to a Participant's accounts under this Plan and any Related Plan during any Limitation Year; (b) the amount of employee contributions made by the Participant under this Plan and any Related Plan; and (c) forfeitures allocated to a Participant's Accounts under any Related Plan. Clauses (a) and (b) above include excess contributions under Sections 3.5 and 6.1, but do not include excess deferrals returned to a Participant under Section 3.1(c).

          1.6 "Beneficiary" means the person, persons, or entity designated or determined pursuant to the provisions of Section 8.2(b) of the Plan.

          1.7  "Board" means the Board of Directors of the Company.

          1.8 "Break in Service" means a Period of Severance of at least twelve (12) consecutive months. A Break in Service will be deemed to commence on the first day of the Period of Severance and shall be deemed to end on the day on which the Employee again performs an Hour of Service.

          1.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

          1.10 "Committee" means the Benefit Committee appointed by the Company as described in Section 9.1.

          1.11 "Company" means Illinois Consolidated Telephone Company, an Illinois corporation, or any successor corporation resulting from a merger or consolidation of the Company or transfer of substantially all of the assets of the Company, if such successor or transferee shall adopt and continue the Plan by appropriate corporate action pursuant to Section 13.3 of the Plan. All employees of a Related Company shall be treated as employed by the Company, on or after the date it becomes a Related Company, only for purposes of determining Hours of Service under Section 1.19 and Service under Section 1.35; provided that a person simultaneously employed by both the Company and a Related Company shall not receive duplicate credit for such purposes because he is so employed. Except as otherwise specified by resolution of the Board, employees of a Related Company shall not be treated as employed by the Company, prior to the date it becomes a Related Company, for any purpose, including but not limited to for purposes of determining Hours of Service under Section 1.19, Service under Section 1.35 and eligibility to participate under Sections 2.1 and 2.2. If the Board specifies by resolution that employees of a Related Company shall be treated as employed by the Company for greater periods of time than are specifically set forth in this Section, the Company shall reflect such Board action on Schedule A to the Plan. Nothing in this Section shall be construed or interpreted to require the Company to make a contribution under the Plan for any individual who is not an Employee.

          1.12 "Compensation" means (a) for Plan Years beginning prior to January 1, 1992, a Participant's regular basic cash compensation paid to him during a Plan Year by the Company or a Related Company for services rendered; provided, however, that Compensation shall not include bonuses, commissions, incentives, awards, moving allowances and moving expense reimbursements, non-cash compensation, group life insurance, educational assistance reimbursements, interest reimbursements, automobile allowances and expenses, severance pay and other similar types of reimbursements, amounts treated as contributions pursuant to a Long-Term Savings Agreement, any other contributions or benefits under this Plan or any other pension, profit sharing, deferred compensation, insurance, hospitalization or other plan or policy maintained by the Company or a Related Company for the benefit of such Participant, and all other extraordinary and unusual payments. Notwithstanding the foregoing, a Participant's Compensation shall include (i) any amount paid to him under the Company's short-term disability plan, and (ii) any contributions made on his behalf to a plan or policy governed by Section 125 of the Code or any successor Section.

          (b) For Plan Years beginning on and after January 1, 1992, and in the case of a salaried Participant, Compensation shall have the meaning described in
(a) above, but shall include the bonuses, commissions, incentives, awards, and moving allowances and similar types of earnings paid to the Participant during the Plan Year by the Company or a Related Company.

          (c) For Plan Years beginning on and after January 1, 1993, and in the case of an hourly paid Participant, Compensation means the Participant's total earnings from the Company or a Related Company paid during a Plan Year for services rendered, including bonuses, overtime and commissions, and also including payments made by the Company or a Related Company to or on behalf of the Participant in connection with (i) vacations, holidays and personal days,
(ii) premium time for Sundays and holidays, (iii) shift differential, (iv) split-shift differential, (v) periods of jury duty service, (vi) authorized absences, (vii) authorized travel time to work-related education, and (viii) contributions made to a plan or policy governed by Section 125 of the Code or any successor Section, but excluding amounts treated as contributions pursuant to a Long-Term Savings Agreement, any other contributions or benefits under this Plan or any other pension, profit sharing, insurance, hospitalization or other plan or policy maintained by the Company for the benefit of such Participant, and all other extraordinary and unusual payments.

          (d) Notwithstanding the preceding provisions of this Section 1.12, for purposes of Section 1.24 and Article XV, "Compensation" shall have the meaning set forth in Section 1.24.

          (e) Notwithstanding anything to the contrary contained herein, in no event shall the Compensation of a Participant taken into account under the Plan for any Plan Year commencing on and after January 1, 1989 and prior to January 1, 1994 exceed $200,000 (or such greater amount provided pursuant to Section 401(a)(17) of the Code).

          (f) In addition to other applicable limitations set forth in the Plan and notwithstanding any other provision of the Plan to the contrary, for the Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the

OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          (g) For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          (h) If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

          1.13 "Earnings" means an Eligible Employee's Compensation paid to him during a Plan Year while he was an Eligible Employee, increased by the amount subject to any Long-Term Savings Agreement entered into by the Participant for such Year. An Eligible Employee's Earnings for any Plan Year for any purpose of the Plan shall be limited in accordance with the provisions of subsections 1.12(d) through (g) of the Plan.

          1.14 "Eligible Employee" means any Employee who has met the eligibility requirements contained in Section 2.1 or 2.2.

          1.15 "Employee" means an individual employed by the Company; provided, however, that "Employee" does not include any individual covered under the terms and conditions of a collective bargaining agreement to which the Company is a party (unless such agreement provides for the participation of such individual in the Plan) if retirement benefits were the subject of good faith bargaining between employee representatives and the Company. A person who is not an Employee of the Company and who performs services for the Company pursuant to an agreement between the Company and a leasing organization shall be considered a "leased employee" after such person performs such services for a year provided that the services are a type historically performed by Employees. A person who is considered a "leased employee" of the Company shall not be considered an Employee for purposes of the Plan. If a leased employee subsequently becomes an Employee, and thereafter participates in the Plan, he shall be given credit for Hours of Service and Service for his period of employment for purposes of Section 2.1 as a leased employee, except to the extent that Section 414(n)(5) of the Code was satisfied with respect to such Employee while he was a leased employee.

          1.16 "Entry Date" means for each Plan Year ending on or before December 31, 1985, each April 1 and October 1, and for each Plan Year commencing on and after January 1, 1986, each January 1, April 1, July 1 and October 1.

          1.17 "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

          1.18 "Highly Compensated" Eligible Employee means an Eligible Employee who during the Plan Year or preceding Plan Year:

          (a) was at any time a five percent owner of the Company or a Related Company;

          (b) received Compensation from the Company or a Related Company in excess of $99,000 (or such other amount provided by the Secretary of the Treasury pursuant to Section 414(q) of the Code);

          (c) received Compensation from the Company or a Related Company in excess of $66,000 (or such other amount provided by the Secretary of the Treasury pursuant to Section 414(q) of the Code) and was in the top paid group of employees for each Year (as defined in Section 414(g)(4) of the Code); or

          (d) was at any time an officer of the Company or a Related Company (as defined in Section 414(g)(5) of the Code) and received Compensation from the Company or a Related Company greater than 50% of the amount in effect under
Section 415(b)(1)(A) of the Code as adjusted and in effect for such Plan Year.

          The provisions of Section 414(q) of the Code shall apply in determining whether a Participant is a Highly Compensated Participant. The Company, for any Plan Year, may elect to identify Highly Compensated Participants based upon only the current Plan Year to the extent permitted by
Section 414(q) of the Code and regulations issued thereunder.

          A "Highly Compensated Participant" means a Highly Compensated Eligible Employee who has elected to participate in the Plan for the relevant plan year. The provisions of Section 414(q) of the Code shall apply in determining whether an Employee or a former Employee is a Highly Compensated Eligible Employee or a Highly Compensated Participant.

          1.19 "Hour of Service" means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Company or a Related Company.

          1.20 "Investment Fund" or "Fund" means any fund as described on the schedule attached to the Trust Agreement.

          1.21 "Limitation Year" means the twelve (12) consecutive month period to be used in determining the Plan's compliance with Code Section 415 and the regulations thereunder. The Company shall take all actions necessary to ensure that the Limitation Year is the same twelve (12) month period as the Plan Year.

          1.22 "Long-Term Savings Agreement" - means a written agreement entered into by a Participant pursuant to the provisions of Section 3.1 of the Plan.

          1.23 "Matching Contribution" means a contribution made by the Company pursuant to the provisions of Section 4.1 of the Plan.

          1.24 "Maximum Permissible Amount" means the lesser of: (a) 25% of a Participant's Compensation; or (b) thirty thousand (30,000) dollars (or, if greater, one quarter (1/4) of the dollar limitation in effect pursuant to
Section 415(b)(1)(A) of the Code).  For purposes of this Section 1.24 and
Article XV, Compensation shall mean wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, tips and bonuses); shall include all compensation actually paid or made available to a Participant for an entire Limitation Year (other than amounts subject to the Long-Term Savings Agreement of such Participant); and shall not include any other items or amounts paid to or for the benefit of a Participant.

          1.25 "Normal Retirement Date" means the date a Participant attains age 65.

          1.26 "Participant" means an Eligible Employee who becomes a Participant under the provisions of Section 2.3 of the Plan. However, an Employee who has made a Rollover Contribution pursuant to Section 5.3 of the Plan shall be deemed a Participant for purposes of the Plan to the extent that the provisions of the Plan apply to the Transfer Account of such Employee.

          1.27 "Period of Severance" means a continuous period of time during which an Employee is not employed by the Company or a Related Company. Such a period shall begin on the Employee's Severance Date and end, if at all, on the date on which the Employee again performs an Hour of Service for the Company or a Related Company. An Employee is considered employed by the Company or a Related Company if he is on a leave of absence granted by the Company or a Related Company on or after August 5, 1993 pursuant to the Family and Medical Leave Act, if he returns to work for the Company or a Related Company at the end of such leave of absence.

          1.28 "Plan" means the Illinois Consolidated Telephone Company Long-Term Savings Plan For Salaried And Affiliated Employees, as Amended and Restated Effective January 1, 1989. For purposes of Section 401(a)(27)(B) of the Code, the Plan shall constitute a profit sharing plan.

          1.29 "Plan Year" means the twelve month period from January 1 through December 31 of each year; provided that the first Plan Year shall be the period from October 1 through December 31, 1984.

          1.30 "Related Company" means (a) any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company; (b) any trade or business, whether or not incorporated, that is under common control (as defined in Section 414(c) of the Code) with the Company; (c) any member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company; and (d) any member of the same group of associated organizations (as defined in Section 414(o) of the Code).

For purposes of applying the limitations of Section 415 of the Code referred to in Section 1.22, "Related Company" is determined in accordance with Sections 414(b) and (c) of the Code, as modified by Section 415(h) therein.


          1.31 "Related Plan" means any other defined contribution Plan (as defined in Section 415 of the Code) maintained by the Company or by any Related Company.

          1.32 "Rollover Contribution" means an amount received by the Trustee pursuant to the provisions of Section 5.3 of the Plan.

          1.33 "Salary Deferral Contributions" means amounts contributed by the Company pursuant to the provisions of Section 3.1 of the Plan.

          1.34 "Savings Account" means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan, derived from Salary Deferral Contributions and Matching Contributions.

          1.35 "Service" means an aggregated period of time commencing with an Employee's first day of employment or reemployment with the Company or a Related Company and ending on the first day of a Period of Severance. Fractional periods of less than a year shall be expressed in terms of days. Notwithstanding anything to the contrary contained in the Plan, Service shall include, to the extent required by law, (a) a period of time during which an Employee is absent from the

Company or a Related Company to serve in the armed forces of the United States, for as long as his reemployment rights are guaranteed by law, if he returns or offers to return to work for the Company or a Related Company prior to the expiration of such reemployment rights, and (b) a leave of absence granted to the Employee by the Company or a Related Company on or after August 5, 1993 pursuant to the Family and Medical Leave Act, if the Employee returns to work for the Company or a Related Company at the end of such leave of absence. An Employee shall receive credit under this Section for a Period of Severance commenced by a Severance Date described in Section 1.36(a) if the Employee returns to employment with the Company or a Related Company before the expiration of twelve (12) consecutive months after such Severance Date. If an Employee's employment with the Company or a Related Company terminates other than under circumstances described in Section 1.36(a) and he incurs a Severance Date described in Section 1.36(a) prior to the first anniversary of the date on which his employment terminates, such Employee shall receive credit under this Section for his period of absence if he returns to employment with the Company or a Related Company prior to the expiration of twelve (12) consecutive months after the date on which his employment terminates.

          1.36 "Severance Date" means the earlier of (a) the date on which an Employee quits, retires, is discharged, or dies; or (b) the first anniversary of the Employee's termination for any other reason, such as vacation, holiday, sickness, disability, leave of absence or layoff. Notwithstanding the foregoing, for purposes of determining the Period of Severance of an Employee solely for purposes of determining whether such Employee has incurred a Break in Service, "Severance Date" means the second anniversary of the first date of the Employee's termination: (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement (provided that this sentence shall not apply unless the Employee furnishes to the Company such timely information that the Company may reasonably require to establish that the absence from work is for one of the reasons specified in clauses (i)-(iv)).

          1.37 "Surviving Spouse" means the person to whom a Participant is married throughout the twelve (12) month period ending on the date of his death.

          1.38 "Transfer Account" means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan, derived from a Rollover Contribution.

          1.39 "Trust" or "Trust Fund" means all money, securities and other property held under the Trust Agreement for the purposes of the Plan.

          1.40 "Trust Agreement" means the agreement between the Company and the Trustee governing the administration of the Trust, as it may be amended from time to time.

          1.41 "Trustee" means the corporation or individuals appointed by the Board of Directors of the Company to administer the Trust.

          1.42 "Valuation Date" means a date on which the Investment Funds are valued and the Accounts of Participants are adjusted. Valuation Dates shall be the last day of each month.

          1.43  "Valuation Period" means each calendar month.

          1.44 "Voluntary Contributions" means contributions made pursuant to the provisions of Section 5.1 of the Plan.

          1.45 "Voluntary Contribution Account" means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan, derived from Voluntary Contributions.

          1.46 "Wage Payment Date" means a date on which an Employee receives Compensation from the Company with respect to services performed for the Company during the applicable Wage Payment Period.

          1.47 "Wage Payment Period" means the period of time ending on or including the Wage Payment Date for which a Participant is paid Compensation.

                                   ARTICLE II
                                   ----------

                                 PARTICIPATION
                                 -------------

          2.1  Eligibility Requirement.  Each Employee who was an Eligible
               -----------------------
Employee on December 31, 1988 shall continue to be an Eligible Employee from and after January 1, 1989. Each other Employee who is in a covered classification (as described in the next sentence) shall become an Eligible Employee on the Entry Date coinciding with or next following: (a) on and after January 1, 1986 and before July 1, 1989, the date he has attained the age of 21; and (b) on and after July 1, 1989, the date he has completed six (6) months of Service without a Break in Service and has attained the age of 21. In the case of the Company, the covered classification of Employees shall be all Employees compensated on a salaried basis. In the case of any Related Company that adopts the Plan pursuant to Section 14.15, the covered classification shall be set forth in the resolution pursuant to which such Related Company adopts the Plan (which covered classification is subject to approval by the Board) and shall be reflected on Schedule A hereto.

          2.2  Reemployment of a Participant.  If an Employee whose employment
               -----------------------------
with the Company terminates is reemployed by the Company before he incurs a Break in Service, his Service with the Company or a Related Company before and after his date of reemployment shall be counted for purposes of Section 2.1. If an Eligible Employee shall incur a Break in Service and shall thereafter be reemployed in a covered classification (as described in Section 2.1), he shall again become an Eligible Employee as of the Entry Date coinciding with or next following the date of his resumption of employment. If an Employee who is not an Eligible Employee shall incur a Break in Service and shall thereafter be reemployed in a covered classification, he shall be treated as a new Employee for purposes of
Section 2.1.

          2.3  Election to Participate.  (a) An Eligible Employee may become a
               -----------------------
Participant by executing and filing with the Company a Long-Term Savings Agreement, and such other forms as may be required by the Company, which will be provided by the Company.

          (b) An Eligible Employee who was a Participant under the Plan as in effect on December 31, 1988 shall continue to be a Participant from and after January 1, 1989. Each other Eligible Employee shall become a Participant on the first day of any Wage Payment Period coincident with or following any Entry Date designated by him if such Entry Date coincides with or follows the date on which he becomes an Eligible Employee and if he executes and files with the Company a Long-Term Savings Agreement and any other forms required by the Company no later than (i) the tenth day of the month that contains the applicable Entry Date in the case of a salaried Eligible Employee, or (ii) the tenth day of the month preceding the month that contains the applicable Entry Date, in the case of an hourly paid Eligible Employee.

                                  ARTICLE III
                                  -----------

                         SALARY DEFERRAL CONTRIBUTIONS
                         -----------------------------

          3.1  Salary Deferral Contributions.
               -----------------------------
          (a) Each Participant shall elect, by entering into a Long-Term Savings Agreement with the Company, to reduce his Earnings from the Company by a whole percentage between one percent (1%) and fifteen percent (15%) (in increments of one percent), as elected by the Participant; provided that fractional reductions shall be permitted where necessary to comply with the $9,240 limit, as adjusted, imposed by Section 402(g)(3) of the Code. Reductions to a Participant's Earnings pursuant to his Long-Term Savings Agreement shall be effected through payroll deductions, commencing as of the first Wage Payment Date after he becomes a Participant pursuant to Section 2.3(b), in accordance with procedures established by the Company. Long-Term Savings Agreements shall be subject to the special rules set forth in this Article III.

          (b) Amounts subject to Long-Term Savings Agreements effective for a given Plan Year shall be reduced proportionately to the extent that they and Matching Contributions under Section 4.1, in the aggregate, exceed the maximum deduction allowable for such Plan Year under Section 404 of the Code. All amounts so reduced, adjusted for earnings, gains and losses allocable thereto, shall be returned to the Company and immediately thereafter paid by the Company directly to the applicable Participants.

          (c) Notwithstanding any provision of the Plan to the contrary, the elective deferrals (as defined in Section 402(g)(3) of the Code) of any Participant for any taxable year of the Participant shall not exceed $9,240 (or such other amount provided by the Secretary of the Treasury pursuant to Sections 402(g)(5) and 415(d) of the Code. Prior to January 1, 1993, any amount authorized by a Participant pursuant to his Long-Term Savings Agreement to be contributed to the Plan by the Company on his behalf during any Plan Year in excess of the limitation set forth in this paragraph shall instead be allocated to his Voluntary Contribution Account and shall be treated, for all purposes of the Plan, as Voluntary Contributions contributed by such Participant to the Plan pursuant to Section 5.1. From and after January 1, 1993, any Salary Deferral Contributions contributed to the Plan by the Company on behalf of a Participant during any Plan Year, pursuant to the Participant's Long-Term Savings Agreement, in excess of the limitation set forth in this paragraph, adjusted for earnings, gains and losses allocable thereto for such Plan Year, shall be returned to such Participant in accordance with the procedures and within the time period set forth in Section 402(g)(2) of the Code. No reduction shall be made, however, with respect to the Company Matching Contributions contributed on behalf of the Participant.

          (d) The Company shall contribute to the Trust for each Valuation Period a Salary Deferral Contribution equal to the amounts designated by Participants pursuant to Long-Term Savings Agreements and deducted from payroll during such Valuation Period and not reduced pursuant to paragraph
(b) or (c) of this Section 3.1.

          3.2  Administrative Rules Governing Long-Term Savings Agreements.
               -----------------------------------------------------------
(a) A Participant may change the percentage by which his Earnings have been reduced pursuant to a Long-Term Savings Agreement, within the percentage limits set forth in Section 3.1(a) of the Plan, effective as of his first Wage Payment Date designated by him if such Participant executes and delivers an amendment to such Long-Term Savings Agreement designating such change, and any other forms required by the Company, no later than (i) the tenth day of the month that contains the applicable Wage Payment Date, in the case of a salaried Participant, or (ii) the tenth day of the month preceding the month that contains the applicable Wage Payment Date, in the case of an hourly paid Participant.

          (b) Salary Deferral Contributions shall be held in trust uninvested by the Company and shall be remitted to the Trustee as of the earliest date on which said Contributions can reasonably be segregated from the Company's general assets, not to exceed ninety (90) days from the Wage Payment Date to which said contributions relate. In any event the Company shall pay to the Trustee its Salary Deferral Contribution with respect to a particular Plan Year within the period of time prescribed by law for filing the Company's Federal income tax return for such Plan Year, including extensions duly granted.

          3.3  Suspension of Long-Term Savings Agreements.  (a) A Participant
               ------------------------------------------
may voluntarily suspend a Long-Term Savings Agreement for an indefinite period of time. If a notice of suspension, on such forms as shall be required by the Company, is received on or before (i) the tenth day of the month that contains the applicable Wage Payment Date, in the case of a salaried Participant, or (ii) the tenth day of the month preceding the month that contains the applicable Wage Payment Date, in the case of an hourly paid Participant, such suspension shall be effective as of the applicable Wage Payment Date. If such notice is received after the tenth day of the applicable month, such suspension shall be effective as of the first Wage Payment Date that occurs in the following month. A Participant will not be permitted to make up amounts subject to a Long-Term Savings Agreement for any period of suspension. A Participant who makes an election to suspend a Long-Term Savings Agreement pursuant to this Section may reinstate such Agreement effective as of his first Wage Payment Date following any subsequent Entry Date designated by him if such Participant again executes and files with the Company a Long-Term Savings Agreement, and any other forms required by the Company, no later than the tenth day of the month preceding the month that contains the applicable Wage Payment Date.

          (b) The Company, at its election, may amend, suspend or revoke a Long-Term Savings Agreement with a Participant at any time if the Company determines that such amendment or revocation is necessary to ensure that the Annual Additions to the Accounts of a Participant do not exceed the Maximum

Permissible Amount for such Participant for that Year or to ensure that the requirements of Section 3.1(c), 3.4 or 6.2 are met for such Year.

          3.4  Limitations on Salary Deferral Contributions.
               --------------------------------------------
          (a) Notwithstanding anything to the contrary contained elsewhere in the Plan or contained in any Long-Term Savings Agreement, all Long-Term Savings Agreements entered into with respect to any Plan Year shall be valid only if one of the tests set forth in paragraph (b) next below is satisfied for such Plan Year. In determining whether such tests are satisfied, all Salary Deferral Contributions and excess Salary Deferral Contributions under Section 3.1(c) of Highly Compensated Participants, if any, made with respect to such Plan Year shall be considered.

          (b) For each Plan Year the Actual Deferral Percentage for Highly Compensated Eligible Employees shall bear to the Actual Deferral Percentage for all other Eligible Employees a relationship that satisfies either of the following tests:

          (i) The Actual Deferral Percentage for Highly Compensated Eligible Employees is not more than the Actual Deferral Percentage of all other Eligible Employees multiplied by 1.25; or

          (ii) The Actual Deferral Percentage for Highly Compensated Eligible Employees is not more than the Actual Deferral Percentage for all other Eligible Employees multiplied by two and the excess of the Actual Deferral Percentage for the group of Highly Compensated Eligible Employees over that of all other Eligible Employees is not more than two percentage points.

The Actual Deferral Percentage of any Eligible Employee or group of Eligible Employees shall be calculated to the nearest 1/100 of one percent (.0001). The Actual Deferral Percentage of an Eligible Employee who is not credited with any Salary Deferral Contributions for a Plan Year is zero.

          (c) If at the end of any Plan Year neither of the tests set forth in paragraph (b) next above is satisfied for such Year, then:

          (i) Long-Term Savings Agreements entered into for such Year by Highly Compensated Participants shall be valid only to the extent permitted by one of the tests set forth in paragraph (b) next above and Salary Deferral Contributions made by the Company for such Year for Highly Compensated Participants shall be reduced in the manner set forth in paragraph (ii) next below to the extent necessary to comply with one of the tests set forth in paragraph
               (b) next above. All Salary Deferral Contributions so reduced, adjusted for earnings, gains and losses allocable thereto, pursuant to Section 401(k)(8) of the Code, shall be allocated and distributed in the manner provided in Section 3.5.

          (ii) Reductions pursuant to paragraph (i) next above shall be effected with respect to Highly Compensated Participants pursuant to the following procedure: (A) the Actual Deferral Percentage of the Highly Compensated Participant with the highest Actual Deferral Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. The process shall be repeated until the Plan satisfies one of the tests set forth in (i) or (ii) of paragraph (b) for such Plan Year.

          (iii) Long-Term Savings Agreements entered into by all Participants who are not Highly Compensated shall be valid and Salary Deferral Contributions made by the Company for such Participants shall not be changed.

The calculations, reductions and allocations required by this Section 3.4(c) and
Section 3.5 shall be made by the Company with respect to a Plan Year at any time prior to the close of the following Plan Year.

          (d) It at any time during a Plan Year the Company, in its sole discretion, determines that neither of the tests set forth in paragraph (b) of this

Section 3.4 may be met for such Plan Year, the Company shall have the unilateral right during the Plan Year to do either of the following:

          (i) require the prospective reduction, for the balance of such Year or any part thereof, of the percentage by which all Highly Compensated Participants have elected to reduce their Earnings pursuant to Long-Term Savings Agreements. Such reductions shall be made to the extent necessary, in the discretion of the Company, to assure that one of the tests set forth in paragraph
               (b) of this Section 3.4 shall be met for the Plan Year, shall be based upon estimates made from data available to the Company at any time during the Plan Year and shall be made in accordance with such nondiscriminatory procedures as the Company shall select. Reductions pursuant to the preceding sentence shall be effected with respect to Highly Compensated Participants pursuant to the following procedure: the Actual Deferral Percentage of the Highly Compensated Participant with the highest Actual Deferral Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. This process shall be repeated to the extent necessary to assure that one of the tests set forth in (i) or (ii) of paragraph (b) of this Section shall not be exceeded for such Plan Year. Long-Term Savings Agreements made by all Participants who are not Highly Compensated Participants shall be valid and Salary Deferral Contributions for such Participants shall not be changed.

          (ii) make an optional contribution for any Plan Year with respect to Participants who are not Highly Compensated Participants to the extent necessary to assure that one of the tests set forth in paragraph (b) of this Section 3.4 shall be met for the Plan Year, starting with the lowest paid such Participant and continuing with such Participants in the inverse order of their Compensation until the optional contribution has been entirely allocated. Contributions made pursuant to the preceding sentence shall be deemed to be Salary Deferral Contributions for all purposes of the Plan, other than for purposes of Section 8.4 of the Plan and for purposes of determining the amount of Matching Contributions made on such Participant's behalf, and shall be included in the value of the Participant's Savings Account attributable to Salary Deferral Contributions as of the last day of the Plan Year for which they were made. The Company shall pay to the Trustee such contributions with respect to a particular Plan Year within 90 days after the end of such Plan Year.

          3.5  Recharacterization and Return of Certain Salary Deferral
               --------------------------------------------------------
Contributions.  If a Salary Deferral Contribution made by the Company for a
-------------
Highly Compensated Participant is reduced pursuant to Section 3.4(c), the amount so reduced shall be allocated and distributed as follows:

          (a) Prior to January 1, 1993, and to the extent permitted by Regulations issued by the Secretary of the Treasury and as elected by the Highly Compensated Participant, if the Highly Compensated Participant has not made Voluntary Contributions equal to the maximum amount permitted under Sections 5.1 and 6.1 of the Plan for the entire time that he has been a Participant in the Plan, the amount reduced pursuant to Section 3.4(c), adjusted for earnings, gains and losses allocable thereto for the Plan Year shall be deemed to be Voluntary Contributions made by the Participant and shall (within the limit contained in Section 5.1) be allocated to the Participant's Voluntary Contribution Account; and


          (b) To the extent that the procedure set forth in paragraph (a) above is not permitted, is no longer applicable, or is not elected by a Highly Compensated Participant, or if the Highly Compensated Participant makes or is deemed to have made Voluntary Contributions equal to the maximum amount permitted by Section 5.1 or Section 6.1 (through contributions made pursuant to Articles V and VI of the Plan, through the operation of paragraph (a) next above, or both) any portion of the amount so reduced pursuant to Section 3.4(c) that is not allocated to the Participant's Voluntary Contribution Account pursuant to paragraph (a) next above, adjusted for earnings, gains and losses allocable thereto for the Plan Year, pursuant to Section 401(k)(8) of the Code, shall be returned to the Company and as soon as practicable thereafter paid by the Company directly to the applicable Highly Compensated Participant.

          (c) In all cases, Salary Deferral Contributions made by a Highly Compensated Participant on and after January 1, 1993 that are reduced pursuant to Section 3.4(c) shall be returned to such Highly Compensated Participant pursuant to paragraph (b) above.

          (d) Notwithstanding anything to the contrary contained elsewhere in the Plan, if a Participant's Salary Deferral Contributions are recharacterized or returned pursuant to paragraph (a), (b) or (c) above, any Matching Contributions attributable thereto shall, subject to Article VI, be forfeited and used to offset the amount of Matching Contributions to be made for the next Wage Payment Period by the Company and shall be allocated among the Matching Contributions Account of Participants pursuant to the provisions of Section 7.3.

                                   ARTICLE IV
                                   ----------

                             MATCHING CONTRIBUTIONS
                             ----------------------

          4.1  Matching Contributions.  (a) As of each Wage Payment Date prior
               ----------------------
to April 1, 1990, the Company shall contribute to the Trust for each Participant for whom Earnings have been deducted a Matching Contribution in an amount equal to the lesser of: (i) twenty-five percent (25%) of the amount deducted from his Earnings through a payroll deduction as of such Wage Payment Date pursuant to a Long-Term Savings Agreement; and (ii) 1 1/4% of his Earnings payable on such Wage Payment Date.

          (b) Effective as of April 1, 1990 and continuing through December 31, 1991, as of each Wage Payment Date, the Company shall contribute to the Trust for each Participant for whom Earnings have been deducted through payroll deductions pursuant to a Long-Term Savings Agreement, a Matching Contribution equal to a percentage of his Earnings, as set forth in the following table:

         Salary Deferral Contribution           Matching Contribution
         as a Percentage of Earnings         as a Percentage of Earnings
         ----------------------------        ---------------------------
                      1%                                 0.75%
                      2%                                 1.00%
                      3%                                 1.25%
                      4%                                 1.50%
                      5%                                 1.75%
                  6% to 15%                              2.00%

          (c) For the Plan Year commencing on January 1, 1992 and ending on December 31, 1992, as of each Wage Payment Date, the Company shall contribute to the Trust for each Participant for whom Earnings have been deducted through payroll deductions during the applicable Wage Payment Period pursuant to a Long-Term Savings Agreement, a Matching Contribution equal to a percentage of his Earnings for the Wage Payment Period ending on such Wage Payment Date, as set forth in the following table:

         Salary Deferral Contribution           Matching Contribution
         as a Percentage of Earnings         as a Percentage of Earnings
         -----------------------------       ---------------------------
                      1%                                 0.75%
                      2%                                 1.00%
                      3%                                 1.25%
                      4%                                 1.50%
                      5%                                 1.75%
                  6% to 15%                              2.00%


          (d) For each Plan Year commencing on or after January 1, 1993, as of each Wage Payment Date, the Company shall contribute to the Trust for each Participant for whom Earnings have been deducted through payroll deductions during the applicable Wage Payment Period pursuant to a Long-Term Savings Agreement, a Matching Contribution equal to a percentage of his Earnings for the

Wage Payment Period ending on such Wage Payment Date, as set forth in the following table:

         Salary Deferral Contribution           Matching Contribution
         as a Percentage of Earnings         as a Percentage of Earnings
         -----------------------------       ---------------------------
                      1%                                 1.00%
                      2%                                 1.50%
                      3%                                 2.00%
                      4%                                 2.50%
                      5%                                 2.75%
                  6% or more                             3.00%

          (e) Matching Contributions shall be held uninvested by the Company and shall not accrue interest or earnings until remitted to the Trustee, which shall be no later than ten days after the end of each Valuation Period.

          (f) Matching Contributions made with respect to a Plan Year or any part thereof pursuant to this Section 4.1 shall in no event be made later than the time prescribed by law for filing the income tax return of the Company for the fiscal year of the Company (including extensions thereto) which corresponds to such Plan Year.

                                   ARTICLE V
                                   ---------

                       VOLUNTARY CONTRIBUTIONS, ROLLOVERS
                       ----------------------------------

                         AND TRANSFERS FROM OTHER PLANS
                         ------------------------------

          5.1  Voluntary Contributions.  For each Plan Year commencing prior
               -----------------------
to January 1, 1993, each Eligible Employee may elect, by executing a form provided by the Company, to contribute to the Plan a percentage of his Earnings on an after-tax basis, between one percent (1%) and six percent (6%) (in increments of one percent (1%)), as elected by the Eligible Employee. Voluntary Contributions shall be effected through payroll deductions, commencing as of the first Wage Payment Date designated by him if such Eligible Employee executes and delivers to the Company any forms required by the Company, in accordance with procedures established by the Company, no later than the tenth day of the month that contains the applicable Wage Payment Date. Voluntary Contributions shall be subject to the special rules set forth in this Article V. Notwithstanding any provision of the Plan to the contrary, the sum of Voluntary Contributions made on behalf of an Eligible Employee under this Section, and amounts deemed to be Voluntary Contributions under Sections 3.1(c) and 3.5(a), shall not exceed six percent (6%) of the Eligible Employee's Earnings for any Plan Year.

          5.2  Rules Governing Voluntary Contributions.  (a) For each Plan
               ---------------------------------------
Year commencing prior to January 1, 1993, a Participant may change the percentage of his Earnings contributed to the Trust Fund as Voluntary

Contributions, within the percentage limits set forth in Section 5.1 of the Plan, effective as of the first Wage Payment Date designated by him if such Participant executes and delivers any form required by the Company to designate such change no later than the tenth day of the month that contains the applicable Wage Payment Date. If the Participant executes and delivers such form later than the tenth day of a month, such change shall be effective as of the first Wage Payment Date that occurs in the following month.

          (b) For each Plan Year commencing prior to January 1, 1993, a Participant may voluntarily suspend his Voluntary Contributions for an indefinite period of time. If a notice of suspension, on such forms as shall be required by the Company, is received on or before the tenth day of a month, such suspension shall be effective as of the next Wage Payment Date that occurs in that month. If such notice is received after the tenth day of a month, such suspension shall be effective as of the first Wage Payment Date that occurs in the following month. For each Plan Year commencing prior to January 1, 1993, a Participant who makes an election to suspend Voluntary Contributions pursuant to this Section may reinstate such Voluntary Contributions effective as of his first Wage Payment Date designated by him if such Participant files with the Company an executed reinstatement form, in accordance with procedures established by the Company, no later than the tenth day of the month that contains the applicable Wage Payment Date.

          (c) Voluntary Contributions shall be held uninvested by the Company and shall be remitted to the Trustee as of the earliest date on which such Contributions can reasonably be segregated from the Company's general assets, but not to exceed ninety (90) days from the Wage Payment Date to which such Contributions relate.

          5.3  Rollovers and Transfers to and from Other Plans.  (a) An
               -----------------------------------------------
Employee in a covered classification (as described in Section 2.1) who has received a distribution of his interest in a qualified plan of the Company or a former employer under circumstances meeting the requirements of Section 402(c)(4) of the Code relating to distributions from qualified plans may elect to deposit all or any portion (as designated by such Employee in writing to the Committee) of the amount of such distribution as a Rollover Contribution to this Plan. A Rollover Contribution may be made only within sixty (60) days following the date such Employee receives the distribution from the plan of the Company or his former employer (or within such additional period as may be provided under Section 408 of the Code if the Employee shall have made a timely deposit of the distribution in an individual retirement account). Subject to paragraph (b) next below, the Trustee may also receive a Rollover Contribution directly from the trustee under the plan of the Company or former employer of all or any portion (as designated by such Employee in writing to the Committee) of the amount that would otherwise be distributable to an Employee in a covered classification from such plan. The Committee shall establish rules and procedures to implement this Section 5.3, including, without limitation, such procedures as may be appropriate to permit the Committee to verify the tax qualified status of the plan of the former employer or the Company and compliance with any applicable provisions of the Code relating to Rollover Contributions. The amount contributed or transferred to the Trustee pursuant to this Section shall be placed in the Employee's Transfer Account for the benefit of the Employee. Each Transfer Account shall share in the earnings, gains and losses of the Trust Fund as set forth in Section 7.8 of the Plan and shall be distributed at the same times and in the manner set forth in Article VII below. Notwithstanding the preceding provisions of this Section, the Trustee shall not accept any transfer of an Employee's interest in a qualified plan of the Company or of a former employer if it is determined that such acceptance would render this Plan a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus or profit sharing plan that provides for a life annuity form of payment to the Employee (except to the extent that such transfer is made pursuant to Section 401(a)(31) of the Code).

          (b) As of any Entry Date, at the written request of a Participant who is or was a participant under the Illinois Consolidated Telephone Company Long-Term Savings Plan for Hourly-Paid Employees (the "Hourly Plan"), filed with the Committee, the Trustee may also receive directly from the trustee under the Hourly Plan all or any portion (as designated by such Participant in writing to the Committee) of the vested amount credited to the accounts of such Participant under the Hourly Plan. Amounts so transferred shall be placed in the Participant's

Savings Account, Voluntary Contribution Account or Transfer Account, in this Plan, as the case may be, in the same proportions that such amounts were credited to the Savings Account, Voluntary Contributions Account, or attributable to Rollover Contributions, in the Hourly Plan, respectively, immediately prior to such transfer and shall be held for the benefit of the Participant. If the Participant has a loan outstanding under the Hourly Plan at the time of the transfer, such loan shall be transferred to and assumed by the Trustee and shall thereafter be treated as a loan made pursuant to Article XI of this Plan. Unless otherwise specified by a Participant in writing to the Committee, a transfer to the Trustee of amounts from the Hourly Plan shall be governed by this paragraph (b) and not by paragraph (a) next above.

          (c) As of any Entry Date, with respect to each Participant in this Plan who becomes a participant under the Hourly Plan at any time during the immediately preceding three months and who makes a written request pursuant to the terms of the Hourly Plan, the Trustee shall transfer directly to the trustee of the Hourly Plan, all of the Adjusted Balance of the Savings Account, Voluntary Contribution Account and Transfer Account of the Participant, as well as any outstanding loan made to such Participant pursuant to Article XI of the Plan, to be held and assumed in accordance with the provisions of the Hourly Plan for the benefit of the Participant.

                                   ARTICLE VI
                                   ----------

                      SPECIAL RULES APPLICABLE TO MATCHING
                      ------------------------------------

                   CONTRIBUTIONS AND VOLUNTARY CONTRIBUTIONS
                   -----------------------------------------

          6.1  Limitations.  (a) Notwithstanding any provisions of the Plan to
               -----------
the contrary, the Actual Contribution Percentage of Highly Compensated Eligible Employees shall bear to the Actual Contribution Percentage for all other Eligible Employees a relationship that satisfies either of the following tests:

          (i) The Actual Contribution Percentage for Highly Compensated Eligible Employees is not more than the Actual Contribution Percentage for all other Eligible Employees multiplied by 1.25; or

          (ii) The Actual Contribution Percentage for Highly Compensated Eligible Employees is not more than the Actual Contribution Percentage for all other Eligible Employees multiplied by two and the excess of the Actual Contribution Percentage for the group of Highly Compensated Eligible Employees over that of all other Eligible Employees is not more than two percentage points.

The Actual Contribution Percentage of any Eligible Employee or group of Eligible Employees shall be calculated to the nearest 1/100 of one percent (.0001). The

Actual Contribution Percentage of an Eligible Employee who is not credited with any Matching Contributions or Voluntary Contributions for a Plan Year is zero.

          (b) If, at the end of any Plan Year, neither of the tests set forth in paragraph (a) above is satisfied for such Year, then the Matching Contributions and Voluntary Contributions made for such Year by or on behalf of Highly Compensated Participants shall be reduced to the extent necessary to comply with one of the tests set forth in paragraph (a). Reductions pursuant to the preceding sentence shall be effected with respect to Highly Compensated Participants pursuant to the following procedure: the Actual Contribution Percentage of the Highly Compensated Participant with the highest Actual Contribution Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Participant with the next highest Actual Contribution Percentage. This process shall be repeated until one of the tests set forth in paragraph (a) is satisfied for such Plan Year. In making such reductions, Voluntary Contributions shall be reduced first and Matching Contributions shall be reduced last.

          (c) Voluntary Contributions and Matching Contributions made by Participants who are not Highly Compensated Participants shall be valid and shall not be changed or affected by this Section.

          (d) If at any time during a Plan Year the Company determines that both of the tests set forth in paragraph (a) of this Section 6.1 may not be met for such Plan Year, then:

          (i) The Company shall have the unilateral right during any Plan Year commencing prior to 1993 to require the prospective reduction, for the balance of such Plan Year or any part thereof, of the percentage of the Earnings of Highly Compensated Participants that may be subject to an election pursuant to Section 5.1 to make Voluntary Contributions during the Plan Year. Such reductions shall be made to the minimum extent necessary to assure that one of the tests in paragraph (a) of this Section 6.1 shall be met for the Plan Year and shall be based upon estimates made from data available to the Company at any time during the Plan Year;

          (ii) Reductions pursuant to subsection (i) next above shall be effected with respect to Highly Compensated Participants pursuant to the following procedure: The Actual Contribution Percentage of the Highly Compensated Participant with the highest Actual Contribution Percentage shall be reduced by the extent necessary to cause such Highly Compensated Participant's Actual Contribution Percentage to equal the

               Actual Contribution Percentage of the Highly Compensated Participant with the next highest Actual Contribution Percentage. This process shall be repeated to the extent necessary to assure that one of the tests set forth in paragraph (a) of this Section
               6.1 shall not be exceeded for such Plan Year.

          (e) Matching Contributions and Voluntary Contributions that are reduced pursuant to the preceding provisions of this Article for a Plan Year, adjusted for earnings, gains and losses allocable thereto for such Plan Year pursuant to Section 401(m) of the Code, shall be returned to the Company and as soon as practicable thereafter paid by the Company directly to the applicable Participant.

          (f) The calculations, reductions and payments required by this Article shall be made by the Company with respect to a Plan Year at any time prior to the close of the following Plan Year.

          6.2  Multiple Use Test.  If a "Multiple Use of the Alternative
               -----------------
Limitation" occurs in a Plan Year, then, notwithstanding any other provision of
Section 3.4 or of Section 6.1, the test in paragraph (a)(ii) of Section 6.1 shall not be used to satisfy the requirements of this Section for Matching Contributions and Voluntary Contributions in the same Plan Year that the test contained in Section 3.4(b)(ii) is used to satisfy the requirements of Section
3.4 with respect to Salary Deferral Contributions. If the preceding sentence shall be applicable for a Plan

Year, then the Company shall determine whether to use the test in paragraph
(a)(ii) of Section 6.1 to satisfy the requirements of this Section 6.2 or to use the test in paragraph (b)(ii) of Section 3.4 to satisfy the requirements of
Section 3.4 for such Plan Year.

          A Multiple Use of the Alternative Limitation shall occur in any Plan Year if all of the following conditions are satisfied in the Plan Year:

          (a) At least one Highly Compensated Eligible Employee is eligible to authorize Salary Deferral Contributions to be made on his behalf and to make Voluntary Contributions or to have Matching Contributions allocated to his Savings Account pursuant to the Plan during such Plan Year;

          (b) The sum of the Actual Deferral Percentage of the entire group of Highly Compensated Eligible Employees and of the Actual Contribution Percentage of the entire group of Highly Compensated Eligible Employees for such Plan Year exceeds the greater of (i) or (ii) below:

          (i)  The sum of:

               (A) 125% of the greater of (I) the Actual Deferral Percentage of the group of Eligible Employees who are not Highly Compensated Eligible Employees for such Plan Year, or (II) the Actual Contribution Percentage of the group of Eligible Employees who are not Highly Compensated Eligible Employees for such Plan Year, and

               (B) Two plus the lesser of (i)(A)(I) or (i)(A)(II) above. In no event, however, shall this amount exceed 200% of the lesser of
          (i)(A)(I) or (i)(A)(II) above;

          (ii)  The sum of:

          (A) 125% of the lesser of (I) the Actual Deferral Percentage of the group of Eligible Employees who are not Highly Compensated Eligible Employees for such Plan Year, or (II) the Actual Contribution Percentage of the group of Eligible Employees who are not Highly Compensated Eligible Employees for such Plan Year, and

          (B) Two plus the greater of (ii)(A)(I) or (ii)(A)(II) above. In no event, however, shall this amount exceed 200% of the greater of
          (ii)(A)(I) or (ii)(A)(II) above;

          (c) The Actual Deferral Percentage of the entire group of Highly Compensated Eligible Employees exceeds the amount described in Section 3.4(b)(i); and

          (d) The Actual Contribution Percentage of the entire group of Highly Compensated Eligible Employees exceeds the amount described in Section 6.1(a)(i).

                                  ARTICLE VII
                                  -----------

                     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS
                     -------------------------------------

          7.1  Separate Accounts.  The Company shall create and maintain a
               -----------------
separate Account for each Participant as shall be needed. Such Account shall consist of such of the following as shall be applicable to the Participant: a Savings Account, a Transfer Account and a Voluntary Contribution Account. Participants' Accounts are primarily for accounting purposes and do not require a segregation of the Trust Fund. The Company may delegate the responsibility for the maintenance of the Accounts to the Trustee or any agent or agents.

          7.2  Suspense Account.  The Company shall maintain a Suspense
               ----------------
Account, if necessary, pursuant to the provisions of Section 7.6. The investment of the balance in the Suspense Account shall be within the sole discretion of the Company.

          7.3  Allocation of Matching Contributions.  As of each Valuation
               ------------------------------------
Date there shall be allocated to the Savings Account of each Participant the Matching Contribution made by the Company for such Participant pursuant to
Section 4.1 for the Valuation Period ending on such Date. Subject to Section 3.5(c), an allocation pursuant to this Section shall be made only to the Savings Account of a Participant whose Earnings were reduced through payroll deductions pursuant to a Long-Term Savings Agreement during the Valuation Period ending on such Valuation Date.

          7.4  Allocations of Salary Deferral Contributions.  (a) As of each
               --------------------------------------------
Valuation Date, there shall be allocated to the Savings Account of each Participant a Salary Deferral Contribution equal to (a) the amount by which the Participant's Earnings were reduced by payroll deductions during the Valuation Period ending on such Valuation Date pursuant to such Participant's Long-Term Savings Agreement, reduced by (b) any applicable amounts pursuant to the provisions of Sections 3.1(b), 3.1(c) and 3.4(c).

          (b) In the event that the Company elects to make an optional contribution pursuant to Section 3.4(d)(ii) of the Plan with respect to any Plan Year, such contribution shall be allocated to the Savings Accounts of the applicable Participants as of the last day of such Plan Year (even though receipt of the optional contribution is not received by the Trustee until after the close of such Plan Year).

          7.5  Allocation of Voluntary and Rollover Contributions.  Voluntary
               --------------------------------------------------
Contributions made by a Participant shall be allocated to his Voluntary Contribution Account as of the Valuation Date coinciding with or next following receipt of such Contributions by the Trustee. Rollover Contributions made by or for an Employee shall be allocated to his Transfer Account as of the Valuation Date coinciding with or next following receipt of such Contributions by the Trustee.

          7.6  Maximum Allocation.  (a) Except as provided in paragraph (b)
               ------------------
below, the allocations to the Account of any Participant in any Limitation Year shall be limited so that the Participant's Annual Additions for such Year do not exceed the Maximum Permissible Amount.

          (b) If the foregoing limitation on allocations would be exceeded in any Limitation Year for any Participant as a result of (i) the allocation of forfeitures; (ii) reasonable error in estimating a Participant's Compensation;
(iii) reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to a Participant; or (iv) under such other limited facts and circumstances that the Commissioner of the Internal Revenue Service, pursuant to Treasury Regulation 1.415-6(b)(6), finds justify the availability of this Section 7.6, the Voluntary Contributions and Salary Deferral Contributions made by or with respect to such Participant shall be distributed to him to the extent that any such distribution would reduce the amount in excess of the limits of this Section 7.6 and any amount in excess of the limits of this Section 7.6 remaining after such distribution shall be placed, unallocated to any Participant, in a Suspense Account. If a Suspense Account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the Suspense Account must be allocated to Participants' Accounts (subject to the limits of this Section 7.6) before any contributions that would constitute Annual Additions may be made to the Plan for that Limitation Year. The excess amount allocated pursuant to this Section 7.6(b) shall be used to reduce Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that

Participant. However, if that Participant is not covered by the Plan as of the end of the applicable Limitation Year, then the excess amounts must be held unallocated in the Suspense Account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan. The Suspense Account shall not share in the valuation of Participants' Accounts and the allocation of earnings set forth in Section 7.8 of the Plan, and the change in fair market value and allocation of earnings attributable to the Suspense Account shall be allocated to the remaining Accounts hereunder as set forth in Section 7.8.

          (c) Any reduction in contributions and allocations made under this Plan for a Participant's Account required pursuant to this Section 7.6 and
Section 415 of the Code shall be effected, to the extent necessary, in the following manner: (i) first, Voluntary Contributions made by such Participant shall be reduced; (ii) next, the Salary Deferral Contribution made by the Company for the applicable Limitation Year with respect to such Participant shall be reduced; and (iii) next, the Matching Contribution made by the Company for the applicable Limitation Year with respect to such Participant shall be reduced. The amount of any reductions in Voluntary Contributions and Salary Deferral Contributions, pursuant to clauses (i) and (ii) of this paragraph (c), adjusted for gains, earnings and losses allocable thereto, shall be paid by the Company directly to the affected Participant pursuant to paragraph (b) of this Section, and any reduction in Matching Contributions pursuant to clause (iii), adjusted for gains, earnings and losses allocable thereto, shall be treated pursuant to paragraph (b) of this Section.

          (d) Upon termination of the Plan, any amounts in a Suspense Account at the time of such termination shall revert to the Company.

          (e) In the event that any Participant under this Plan is also a Participant in a defined benefit plan (as defined in Section 415(k) of the Code) maintained by the Company, the sum of the defined benefit plan fraction and the defined contribution plan fraction (as such terms are defined in Section 415(e) of the Code) for any Limitation Year with respect to such Participant shall not exceed one (1). If such sum exceeds one (1), the contributions and allocations to the Participant's Account under this Plan shall be reduced (prior to the reduction of any benefit of such Participant under such defined benefit plan), as necessary, to obtain compliance with Section 415(e) of the Code. Any such reduction under this Plan shall be made only to the extent necessary so that the sum of such fractions shall equal one (1). For purposes of this Section 7.6, a plan is deemed to be maintained by the Company if the plan is maintained by any Related Company.

          (f) If a Participant is entitled to receive an allocation under this Plan and any Related Plan and, in the absence of the limitations contained in this Section 7.6, the Company would contribute or allocate to the Account of that Participant an amount for a Limitation Year that would cause the Annual Additions to the Account of the Participant to exceed the Maximum Permissible Amount for such Year, then the contributions and allocations made with respect to the Participant under this Plan shall not be reduced until the contributions and allocations under the Related Plan have been reduced to the extent necessary so that the allocation of such Annual Additions does not exceed the Maximum Permissible Amount.

          (g) The provisions of this Section shall be interpreted by the Company, in the administration of the Plan, to reduce allocations (as required by this Section) only to the minimum extent necessary to reflect the requirements of Section 415 of the Code, as amended and in force from time to time, and Treasury Regulations promulgated pursuant to said Section, which are incorporated by reference herein.

          7.7  Vesting.  Subject to subsection 3.5(d), each Participant shall
               -------
at all times be fully vested in the Adjusted Balance of his Account under the Plan.

          7.8  Allocations and Adjustments to Account.  As of each Valuation
               --------------------------------------
Date, and subject to Section 11.4(e), the Company shall determine, on an accrual basis of accounting, the Adjusted Balance of each Account of each Participant in the following manner:

          (a) As soon as practicable after each Valuation Date, the Company shall determine the earnings and the amount of any realized or unrealized appreciation or depreciation in the fair market value of each of the Investment Funds, determined as of the Valuation Date or the next previous business day if the Valuation Date falls on Saturday, Sunday or holiday. In determining such value the Company shall use such generally accepted methods and bases as the Company, in its discretion, shall deem advisable. The judgment of the Company as to the fair market value of any asset shall be presumptively conclusive and binding on all persons.

          (b) The earnings on all contributions made hereunder that have been initially invested in short term investment obligations selected by the Trustee from time to time pending allocation to one or more of the Investment Funds shall be allocated to a Participant's applicable Account in the same proportion as such contributions are allocated. The amount of such earnings on such contributions shall be determined by multiplying the total amount of such earnings by a fraction the numerator of which is the amount of such contributions allocated to a Participant's Account for that Valuation Period and the denominator of which is the total amount of such contributions allocated to all Participants' Accounts for that Valuation Period.

          (c) The earnings and market appreciation or depreciation of each Investment Fund for a Valuation Period (including earnings and appreciation or depreciation attributable to the investment of any Suspense Account in such Investment Fund) shall be allocated to each applicable Account (excluding any Suspense Account) that is invested in such Investment Fund on the current Valuation Date by multiplying the earnings and market appreciation or depreciation of such Fund by a fraction the numerator of which is the Adjusted

Balance of such Account invested in the applicable Fund as of the prior Valuation Date and the denominator of which is the total of the Adjusted Balances of all such Accounts (excluding any Suspense Account) invested in such Fund as of the prior Valuation Date (subtracting for purposes of determining such fraction all distributions, withdrawals and loans made from any such Account during such Valuation Period). Each such Account (excluding any Suspense Account) shall be adjusted by adding thereto or subtracting therefrom its share of the earnings and market appreciation or depreciation of each Investment Fund as determined by the preceding sentence.

          (d) Each Account shall then be further adjusted by adding to it the amount of contributions allocable thereto for each Participant pursuant to Sections 7.3, 7.4 and 7.5 during the Valuation Period ending on that Valuation Date, and subtracting therefrom all distributions, withdrawals and loans from such Account during such Valuation Period.

                                 ARTICLE VIII
                                 ------------

                              PAYMENT OF BENEFITS
                              -------------------

          8.1  Payments on Termination for Reasons Other Than Death.  A
               ----------------------------------------------------
Participant who attains his Normal Retirement Date and continues to be an Employee in a covered classification (as described in Section 2.1) thereafter shall continue to share in the allocation of Matching Contributions and Salary Deferral Contributions and may elect or continue to enter into Long-Term Savings

Agreements. Upon the termination of employment with the Company and all Related Companies of a Participant for any reason other than death, the Company shall notify the Trustee in writing of the Participant's termination and shall direct the Trustee to make payment in a method provided in the Plan of the Adjusted Balance (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant as of the date of his termination of employment pursuant to Article XI) of the Participant's Account as of the Valuation Date immediately preceding the date of payment, in accordance with Section 8.3.

          8.2  Payments on Death.  (a) Upon the death of a Participant the
               -----------------
Company shall promptly notify the Trustee in writing of the Participant's death and the name of his Beneficiary (or Surviving Spouse if paragraph (c) is applicable) and shall direct the Trustee to make payment, in a method provided in the Plan, of the Adjusted Balance (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant as of the date of his death pursuant to Article XI) of the Participant's Account as of the Valuation Date immediately preceding the date of payment to his Beneficiary or Surviving Spouse, as the case may be, in accordance with Section 8.3.

          (b) Each Participant who is not married to a Surviving Spouse at the date of his death, or each married Participant whose Surviving Spouse has consented to an alternate Beneficiary designation or alternate method of payment as provided in paragraph (c) shall have the right to designate, by giving a written designation to the Company, (i) a person or persons or entity as Beneficiary to receive the death benefit provided under this Section 8.2 and (ii) the method of payment of such death benefit to his Surviving Spouse or Beneficiary pursuant to
Section 8.3. Successive designations may be made, and the last designation received by the Company prior to the death of the Participant shall be effective and shall revoke all prior designations. If a designated Beneficiary shall die before the Participant, his interest shall terminate and, unless otherwise provided in the Participant's designation, if such designation named more than one Beneficiary, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Participant. A Participant to whom this paragraph applies shall have the right to designate different Beneficiaries to receive the Adjusted Balance in the Participant's Savings Account, Transfer Account and Voluntary Contribution Account under the Plan. The Participant shall have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary.

          (c) The Beneficiary of each married Participant shall be the Surviving Spouse of each Participant and the death benefits of any Participant who is married at the date of his death shall be paid in full to his Surviving Spouse in a single lump sum. Notwithstanding the preceding sentence, the death benefits provided pursuant to paragraph (a) shall be distributed to any other Beneficiary designated by a married Participant as provided in paragraph (b) and pursuant to the method, if any, designated by the Participant as provided in paragraph (b), if the Participant's Surviving Spouse consented to such designation by the

Participant, prior to the date of the Participant's death, in writing. Such consent must acknowledge the effect of such an election, the identity of any non-Surviving Spouse Beneficiary, including any class of Beneficiaries or contingent Beneficiaries, and the consent must be witnessed by a Plan representative or a notary public. The consent of a Participant's Surviving Spouse shall not be required if the Participant establishes to the satisfaction of the Company that consent may not be obtained because there is no Surviving Spouse, the Surviving Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. The Participant may not subsequently change the method of distribution elected by the Participant or the designation of his Beneficiary unless his Surviving Spouse consents to the new election or designation in accordance with the requirements set forth in the preceding sentence, or unless the Surviving Spouse's consent permits the Participant to change the election of method of payment or the designation of his Beneficiary without the Spouse's further consent. A Surviving Spouse's consent shall be irrevocable. Any consent by a Surviving Spouse, or establishment that the consent of the Surviving Spouse may not be obtained, shall be effective only with respect to that Surviving Spouse.

          (d) If a Participant shall fail to designate a Beneficiary, or if such designation shall for any reason be illegal or ineffective, or if no Beneficiary shall survive the Participant, his death benefits otherwise payable pursuant to this Section shall be paid:

          (i)  to his Surviving Spouse;

          (ii) if there is no Surviving Spouse, to his descendants (including legally adopted children or their descendants) per stirpes;
                                                              -----------

         (iii) if there is neither Surviving Spouse nor surviving descendants, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or

          (iv) in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

          (e) The Company may determine the identity of the distributees and in so doing may act and rely upon any information that it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it sufficient.

          8.3  Manner and Timing of Payment.  (a) Whenever the Company shall
               ----------------------------
direct the Trustee to make payment to a Participant, his Beneficiary, or his Surviving Spouse upon termination of the Participant's employment (whether by reason of death, or for other reasons), the Company shall direct the Trustee to pay the Adjusted Balance (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant as of the date of his termination of employment or death pursuant to Article XI) of his Account, determined as of the Valuation Date immediately preceding the date of payment, to or for the benefit of the Participant, his Beneficiary, or his Surviving Spouse, in cash or wholly or partly in kind, in either of the following ways as the Participant (or, if a deceased former Participant shall have failed to select a method of payment, as his Beneficiary or Surviving Spouse) shall determine:

          (i) In a lump sum; provided that distributions in kind shall be valued at the fair market value of the assets distributed on the date of such distribution; or

          (ii) In monthly installments payable in substantially equal amounts, continuing over a period not longer than the lesser of (A) ten
               (10) years, or (B) the maximum period permitted under paragraph
               (c) below.

          (b) Payment under paragraph (a) next above shall be made or commence not more than sixty (60) days after the close of the Plan Year in which the employment of the Participant terminates. Notwithstanding the foregoing, if on the last day of the Plan Year corresponding to or following the date of a Participant's termination of employment, the total amount payable under paragraph (a) (excluding amounts distributable from his Transfer Account) exceeds $3,500, no part of such amount may be distributed prior to the earlier of (i) April 1 following the year in which the Participant attains age 70 1/2, or (ii) the date of his death without the written consent of the Participant.

          (c) Notwithstanding anything to the contrary contained elsewhere in the Plan:

          (i)  The payment of benefits under the Plan to any Participant will:
               (A) be distributed to him not later than the Required Distribution Date (as defined in paragraph (c)(iii)), or

               (B) be distributed commencing not later than the Required Distribution Date in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary.

          (ii) (A) If the Participant dies after distribution to him has commenced pursuant to paragraph (c)(i)(B) but before his entire interest in the Plan has been distributed to him, then the remaining portion of that interest will be distributed at least as rapidly as under the method of distribution being used under paragraph (c)(i)(B) at the date of his death.

          (B) If the Participant dies before distribution to him has commenced pursuant to paragraph (c)(i)(B), then, except as provided in paragraphs
(c)(ii)(C) and (c)(ii)(D), his entire interest in the Plan will be distributed within five years after his death.

          (C) Notwithstanding the provisions of paragraph (c)(ii)(B), if the Participant dies before distribution to him has commenced pursuant to paragraph
(c)(i)(B) and if any portion of his interest in the Plan is payable (I) to or for the benefit of a Beneficiary, (II) in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Beneficiary, and (III) beginning not later than one year after the date of the Participant's death or such later date as the Secretary of the Treasury may prescribe by regulations, then the portion of his interest referred to in this paragraph (c)(ii)(C) shall be treated as distributed on the date on which such distributions begin.

          (D) Notwithstanding the provisions of paragraphs (c)(ii)(B) and
(c)(ii)(C), if the Beneficiary referred to in paragraph (c)(ii)(C) is the Surviving Spouse of the Participant, then

               (I) the date on which the distributions are required to begin under paragraph (c)(ii)(C)(III) of this Section shall not be earlier than the date on which the Participant would have attained age 70 1/2, and

               (II) if the Surviving Spouse dies before the distributions to that Spouse begin, then this paragraph (c)(ii)(D) shall be applied as if the Surviving Spouse were the Participant.

        (iii) For purposes of this paragraph (c), the Required Distribution Date means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; provided, however, that in the case of a Participant who attained age
               70 1/2 during calendar year 1988 or 1989, the Required Distribution Date means April 1, 1990, and further provided that, if the Participant attained age 70 1/2 prior to January 1, 1988, distribution shall commence on the April 1 following the later of the calendar year in which he (A) attained age 70 1/2 or (B) terminated employment with the Company, unless he was a five percent owner (as defined in Section 416 of the Code) of the Company with respect to the Plan Year ending in the calendar year in which he attained age 70 1/2, in which case clause (B) shall not apply.

          (iv) For purposes of this paragraph (c), the life expectancy of a Participant and his Surviving Spouse may be redetermined, but not more frequently than annually.

          (v) A Participant may not elect a form of distribution providing for payments after the Participant's death to a Beneficiary who is other than his Surviving Spouse unless the actuarial value of the payments expected to be made to the Participant during his lifetime is more than 50% of the actuarial value of the total payments expected to be made under such form of distribution.

          (d) (i) This subsection (d) applies to distributions made from the Plan on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this subsection, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          (ii)  Definitions.

          (A) "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (B) "Eligible Retirement Plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (C) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

          (D) "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

        (iii) Notwithstanding the above, no Direct Rollover shall be made pursuant to this subsection (d) (A) if the Eligible Rollover Distributions made during the Plan Year with respect to a Participant are reasonably expected to total less than $200; or
               (B) if only a portion of the Eligible Rollover Distribution is to be distributed as a Direct Rollover, the amount of such Direct Rollover is less than $500.

          (e) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

          8.4  Hardship Distributions.  The Company may, in its sole
               ----------------------
discretion, upon the request of a Participant at any time prior to his termination of employment, direct the Trustee to make a lump sum distribution of a portion of the balance of the Participant's Savings Account, for the purposes set forth below, subject to the following rules:

          (a) Each request for a distribution must be made by written application to the Company supported by such evidence as the Company may require;

          (b) The amount distributed to a Participant in accordance with this
Section 7.4 shall not exceed that portion of the Adjusted Balance of his Savings Account that (i) is not derived from optional contributions under Section 3.4(d)(ii), and (ii) is not being used as security for a loan made under Article XI, determined as of the Valuation Date coinciding with or immediately following the date a request is made hereunder, less earnings allocated to the Participant's Savings Account on or after December 31, 1988; provided, however, that in no event shall the amount available for distribution pursuant to this
Section 8.4 be less than the Adjusted Balance of the Participant's Savings Account on December 31, 1988, less the amount being used as security for a loan made under Article XI, determined as of the Valuation Date coinciding with or immediately following the date a request is made hereunder;

          (c) The Company shall direct the Trustee to make a distribution to a Participant in accordance with this Section 8.4 only in the event of the Participant's "hardship." For purposes of this Section, a hardship shall be limited to:

          (i) Medical expenses described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for any of these persons to obtain medical care described in Code Section 213(d);

          (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

          (iii)Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents;

          (iv) The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; and

          (v)  Funeral expenses of a family member of the Participant.

          (d) The amount distributed shall not be in excess of the immediate and heavy financial need of the Participant which need shall be deemed to include any amounts reasonably anticipated by the Participant to be necessary to pay federal, state or local income taxes and penalties incurred as a result of the distribution;

          (e) The Participant shall first obtain all distributions, other than those on account of hardship, and all nontaxable loans available under the Plan and all other plans maintained by the Company;

          (f) The Participant's Salary Deferral Contributions and Voluntary Contributions under the Plan, and elective contributions and employee contributions (as defined in Treasury Regulation Section 1.401(k)) under all other deferred compensation plans maintained by the Company, shall be suspended for twelve (12) months after receipt of the hardship distribution (except for mandatory employee contributions to a defined benefit plan); and

          (g) The Participant may not make Salary Deferral Contributions under the Plan, or elective contributions under any other plan maintained by the Company, for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under
Section 402(g) of the Code for such next taxable year, decreased by the Salary Deferral Contributions to the Plan and elective contributions to such other plans for the taxable year of the hardship distribution.

          8.5  Non-Hardship In-Service Distributions.  (a) A Participant who
               -------------------------------------
has attained the age of 59 1/2 may elect, by written instrument given to the Company, to withdraw from his Savings Account an amount not in excess of (i) if he has completed five (5) years of participation in the Plan, then the Adjusted Balance thereof, determined as of the Valuation Date coinciding with or immediately following the date the written instrument is delivered to the Company; or (ii) if he has not completed five (5) years of participation in the Plan, then that portion of the Adjusted Balance thereof, determined as of the Valuation Date coinciding with or immediately following the date the written instrument is delivered to the Company, attributable to (A) all Salary Deferral Contributions, and (B) the portion of the Matching Contributions allocated to such Account more than two (2) years prior to the date of the election.

          (b) The amount distributed in accordance with this Section 8.5 shall not exceed that portion of the Adjusted Balance of the Participant's Savings Account that is not being used as security for a loan made under Article XI, determined as of the Valuation Date coinciding with or immediately following the date the written instrument is delivered to the Company.

          8.6  Withdrawals from Voluntary Contribution and Transfer Accounts.
               -------------------------------------------------------------
As of any Valuation Date, a Participant may elect by written instrument given to the Company, to withdraw from his Voluntary Contribution Account and Transfer Account an amount not in excess of the Adjusted Balance thereof determined as of the Valuation Date coinciding with or immediately following the date the written instrument is delivered to the Company.

          8.7  Rules Governing In-Service Distributions.  (a) In the event a
               ----------------------------------------
Participant requests to receive a distribution pursuant to Sections 8.4, 8.5 or 8.6, the distribution shall be paid to the Participant as soon as is reasonably practicable after receipt of the written request for such distribution. If a Participant's termination of employment occurs after an election is made in accordance with those Sections, but prior to distribution of the full amount elected, such election shall be automatically void and the benefits he or his Surviving Spouse or Beneficiary are entitled to receive under the Plan shall be distributed in accordance with the other provisions of this Article.

          (b) No distribution made pursuant to Sections 8.4, 8.5 or 8.6 may be for an amount which is less than the lesser of: (i) $200; or (ii) that portion of the Adjusted Balance of the Participant's Savings Account, Voluntary Contribution Account or Transfer Account (whichever is applicable) which is subject to withdrawal pursuant to such Section.

          (c) A Participant may not make more than two withdrawals pursuant to each of Sections 8.4, 8.5 and 8.6 in any Plan Year.

          8.8  Distribution of Unallocated Contributions.  (a) If on the date
               -----------------------------------------
of termination of a Participant's employment, the Company shall be holding Voluntary Contributions or a Rollover Contribution made by the Participant, but not yet allocated to his Voluntary Contribution Account or Transfer Account (whichever is applicable), the Company shall pay such amounts either directly to the Participant (or his Beneficiary or Surviving Spouse, as the case may be) or to the Trustee, to be distributed by the Trustee in accordance with Section 8.3.

          (b) If on the date of termination of a Participant's employment, a Participant's Earnings have been reduced by any amount pursuant to a Long-Term Savings Agreement, or a Matching Contribution has been made on behalf of such Participant pursuant to Section 4.1(a), and any such amount has not yet been allocated to his Savings Account, the Company shall pay such amounts to the Trustee to be credited to the Participant's Savings Account, to be distributed by the Trustee in accordance with Section 8.3.

          8.9  Administrative Powers Relating to Payments.  If a Participant,
               ------------------------------------------
Beneficiary, or Surviving Spouse, is under a legal disability or, by reason of illness or mental or physical disability, is in the opinion of the Company unable properly to attend to his personal financial matters, the Trustee may make such payments in such of the following ways as the Company shall direct:

          (a) directly to such Participant, Beneficiary, or Surviving Spouse;

          (b) to the legal representative of such Participant, Beneficiary, or Surviving Spouse; or

          (c) to some relative by blood or marriage, or friend, for the benefit of such Participant, Beneficiary or Surviving Spouse.

Any payment made pursuant to this Section shall be in complete discharge of the obligation therefor under the Plan.

          8.10  Distributions From Savings Accounts.  Notwithstanding anything
                -----------------------------------
to the contrary contained elsewhere in the Plan, a Participant's Savings Account shall not be distributable other than upon:

          (a) the Participant's separation from service, death or disability;

          (b) termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code);

          (c) the date of the sale or other disposition by the Company to an unrelated entity of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Company in a trade or business of the Company, where (i) the Participant is employed by such trade or business and continues employment with the entity acquiring such assets, and (ii) the Company continues to maintain the Plan after the sale or other disposition. The sale of 85% of the assets used in a trade or business shall be deemed to be a disposition of "substantially all" of the assets used in such trade or business;

          (d) the date of the sale or other disposition by the Company of the Company's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity, where (i) the Participant is employed by such subsidiary and continues employment with such subsidiary following such sale or other disposition, and (ii) the Company continues to maintain the Plan after the sale or other disposition;

          (e) the Participant's attainment of age 59 1/2; or

          (f) the Participant's hardship (as defined in, and in accordance with the provisions of, Section 8.4).

          Notwithstanding anything to the contrary contained herein, an event shall not be treated as described in clause (b), (c) or (d) above unless the Participant receives a lump sum distribution (as defined in Section 401(k)(10)(B)(ii) of the Code) by reason of the event. Nothing in this Section is intended to expand the instances in which distributions may be made to Participants. This Section is included in the Plan solely to set forth the restrictions of Section 401(k) of the Code.

                                  ARTICLE IX
                                  ----------

                              PLAN ADMINISTRATION
                              -------------------

          9.1  Company Responsibility and Establishment of Committee. (a) The
               -----------------------------------------------------
Company shall be responsible for and shall control and manage the operation and administration of the Plan. It shall be the "Plan Administrator" and "Named Fiduciary" for purposes of ERISA and shall be subject to service of process on behalf of the Plan.

          (b) The Company may, in its discretion, appoint or designate employees or agents as the Committee to act on behalf of the Company in performing its duties. The members of the Committee shall serve at the pleasure of the Board of Directors of the Company and may be officers, directors or Employees of the Company or any other individuals. The members of the Committee shall serve without compensation for such. Any member may resign by delivering his written resignation to the Board and to the Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise shall be filled by the Board. The Company shall advise the Trustee in writing of the names of the Committee and of changes in membership from time to time.

          (c) The Committee shall act by majority vote of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The signatures of a majority of the members will be sufficient to authorize Committee action. The Committee may authorize any of its members or any other person to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of such member or person. The Trustee thereafter shall accept and rely upon any document executed by such members or persons as representing action by the Committee, until the Committee shall file with the Trustee a written revocation of such designation.

          (d) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel, specialist or other person.

          (e) If the Company shall designate an Employee who is a Participant to act on behalf of the Company in administering the Plan and exercising fiduciary responsibilities with respect to the Plan, such Participant shall not in such capacity participate in discussions of, or in decisions relating to, matters pertaining to his own participation in the Plan or to any distributions or loans made to him under the Plan.

          9.2  Powers and Duties of Committee.  The Committee shall administer
               ------------------------------
the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Committee shall direct the Trustee concerning all payments that shall be made out of the Trust pursuant to the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan all in the sole discretion of the Committee, including but not limited to, questions of eligibility and the status and rights of Participants, Beneficiaries, Surviving Spouses and other persons. Any such determination by the Committee shall presumptively be conclusive and binding on all persons. The regularly kept records of the Committee shall be conclusive and binding upon all persons with respect to an Employee's age, date and length of employment, time and amount of Compensation and Earnings and the manner of payment thereof', type and length of any absence from work and all other matters contained therein relating to Employees. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.

          9.3  Records and Reports of Committee.  The Committee shall keep all
               --------------------------------
such books of account, records, and other data as may be necessary for proper administration of the Plan. The Committee shall notify the Trustee of any action taken by the Committee and, when required, shall notify any other interested person or persons.

          9.4  Claims Procedure.  Claims for benefits under the Plan shall be
               ----------------
made in writing to the Committee. In the event a claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but no later than ninety (90) days after receipt of the claim, notify the claimant in writing of the denial of the claim. If the claimant shall not be notified in writing of the denial of the claim within ninety (90) days after it is received by the Committee, the claim shall be deemed denied. A notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain (a) the specific reason or reasons for denial of the claim, (b) a specific reference to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and (d) an explanation of the Plan's review procedure. Within sixty (60) days of the receipt by the claimant of the written notice of denial of the claim, or within sixty (60) days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conducting of a hearing, if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the claim appeal promptly, but not later than sixty
(60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary), require an extension of time for processing, in which case the sixty (60) day period may be extended to one hundred and twenty (120) days. The Committee shall notify the claimant in writing of any such extension. The decision upon review shall (a) include specific reasons for the decision, (b) be written in a manner calculated to be understood by the claimant and (c) contain specific references to the pertinent Plan provisions upon which the decision is based.

          9.5  Expenses.  All proper expenses incurred by the Committee
               --------
incident to the functioning of the Plan shall be paid by the Company; provided, however, that expenses and fees incurred in connection with the investment of Plan assets, unusual costs and expenses of litigation involving the Plan and losses, if any, of the Plan of any kind or character, shall be deemed expenses of the Plan and shall be borne by the Plan, and paid out of the Plan assets, except to the extent the Board elects to have such expenses paid directly by the Company.

                                   ARTICLE X
                                   ---------

                                TRUST AGREEMENT
                                ---------------

          10.1  Establishment of Trust.  A Trust has been created and will be
                ----------------------
maintained for the purposes of the Plan. All contributions under the Plan will be paid into the Trust. The Trust Fund will be held, invested and disposed of by the Trustee from time to time acting in accordance with the Trust Agreement. All withdrawals and distributions payable under the Plan will be paid solely from the Trust Fund.

                                  ARTICLE XI
                                  ----------

                             LOANS TO PARTICIPANTS
                             ---------------------

          11.1  Loans to Participants.  The Committee shall direct the Trustee
                ---------------------
to make a loan or loans to active Participants, and, to the extent not inconsistent with Section 401(a) of the Code, to former Participants who are Parties in Interest (as defined in Section 3(14) of ERISA) and who retain Account balances in the Plan following termination of employment ("Former Participants"), applied for pursuant to the terms of this Article XI. Such loan or loans shall be in an amount or amounts that do not in the aggregate exceed the amount set forth in Section 11.2 below. No more than one such loan may be outstanding from the Plan and the Hourly Plan (as defined in Section 5.3(b)) to any Participant at any time. Loans shall be made on the written application of the Participant to the Committee and on such terms and conditions as are set forth in this Article. In making such loans, the Committee shall pursue uniform policies and shall not discriminate in favor of or against any Participant or group of Participants.

          (b) Each borrowing Participant or Former Participant shall, as a condition to receiving a loan hereunder, specify in his loan application the Investment Funds in which his Savings Account is invested from which such loan shall be paid and the allocation of the loan proceeds among such Investment Funds; provided, that such allocation shall be in increments of one percent (1%). Each such loan shall be made in accordance with the specification of the borrowing Participant or Former Participant except that, if any Investment Fund imposes any restriction or penalty on a distribution as a loan, the loan shall be paid from the Investment Funds in such manner as will comply with such restriction and avoid such penalty.

          (c) The Committee may impose such additional uniform and nondiscriminatory requirements upon Participants and Former Participants applying for loans as the Committee may determine.

          11.2  Maximum Loan Amount.  (a) In no event shall any loan made
                -------------------
pursuant to this Article to any Participant or Former Participant be in an amount that shall cause the outstanding aggregate balance of all loans made to such Participant or Former Participant under this Plan and all other qualified plans (as defined in Section 72(p)(4)(A) of the Code without regard to subparagraph (2)(D) thereof) maintained by the Company or any Related Company to exceed the lesser of:

          (i)  $50,000, reduced by the excess (if any) of:

          (A) the highest outstanding balance of loans from the Plan and such other qualified plans to the Participant or Former Participant during the one-year period ending on the day before the date such loan is made, over

          (B) the outstanding balance of loans from the Plan and such other qualified plans to the Participant or Former Participant on the date on which such loan is made; or

          (ii) fifty percent (50%) of the Adjusted Balance of the Participant's or Former Participant's Savings Account.

          (b) For purposes of this Article, the Adjusted Balance of the Savings Account of the Participant or Former Participant shall be determined as of the Valuation Date for which a valuation of his Savings Account is most recently available on the date on which the proceeds of a loan made under this Article are disbursed to the borrowing Participant.

          11.3  Repayment of Loans.  Any loan made under this Article shall
                ------------------
mature and be payable in full within five (5) years from the date such loan is made, except that a loan to a Participant or a Former Participant used to acquire any dwelling unit that within a reasonable time after the loan is made is to be used

(determined at the time the loan is made) as the principal residence of the Participant or Former Participant shall mature and be payable in full within ten
(10) years after the date such loan is made.

          11.4  Terms.  (a) Loans to Participants and Former Participants
                -----
shall be made according to the following terms:

          (i) the minimum principal amount of any loan, at the time it is made, shall be $ 1,000.

          (ii) proceeds of the loan shall be disbursed to a Participant or Former Participant no later than sixty (60) days after he has applied for the loan in accordance with procedures established by the Committee;

          (iii)the loan shall be adequately secured, provided that such minimum security for such loans shall be (A) not more than 50% of the Adjusted Balance of the Savings Account of the borrowing Participant or Former Participant, plus (B) a security interest in such other property, determined by the Committee, that would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm's-length terms;

          (iv) interest shall he determined by the Committee at the time the loan is made and shall be charged at a rate that is commensurate with the interest rate charged by persons in the business of lending money for a loan that would be made under similar circumstances in the local geographical area;

          (v) payments of principal and interest by an active Participant shall be made through payroll deductions, which deductions shall be irrevocably authorized by the borrowing Participant in writing on a form supplied by the Committee at the time the loan is made to him, and such payroll deductions shall be sufficient to amortize the principal and interest payable pursuant to the loan during the term thereof in equal quarterly (or more frequent) installments. In the case of a Former Participant, payments of principal and interest shall be made by personal payment in quarterly or more frequent installments according to procedures established by the Committee. All payments of principal and interest shall be allocated to the Savings Account of the Participant or Former Participant to whom the loan was made;

          (vi) the borrowing Participant or Former Participant shall have the right to prepay all (but not a portion) of the interest and principal of such loan without penalty;

         (vii) the loans shall be evidenced by such forms of obligations, and shall be made upon such additional terms as to default, prepayment, security and otherwise as the Committee shall determine;

        (viii) the Committee may charge a borrowing Participant or Former Participant such reasonable administrative fees with respect to each loan as the Committee shall, in its discretion, decide; and

          (ix) if the borrowing Participant or Former Participant is married at the time for disbursement of the loan proceeds, disbursement may not be made unless such Participant's or Former Participant's spouse consents in writing to the loan and the terms thereof pursuant to procedures established by the Committee.

          (b) The entire unpaid balance of any loan made under this Article and all interest due thereon, including all arrearages thereon, shall, at the option of the Committee, immediately become due and payable without further notice or demand, if, with respect to the borrowing Participant or Former Participant, any of the following events of default occurs:

          (i) any payment of principal and/or accrued interest on the loan remains due and unpaid for a period of thirty (30) days after the same becomes due and payable under the terms of the loan;

          (ii) a proceeding in bankruptcy, receivership or insolvency is commenced by or against the borrowing Participant or Former Participant;

         (iii) an active Participant's employment with the Company is terminated for any reason and he does not become a Former Participant (except to the extent inconsistent with Section 401(a) of the Code);

          (iv) the borrowing Participant becomes a Former Participant and thereafter receives a final distribution of the Adjusted Balance of his Savings Account (except to the extent inconsistent with Section 401(a) of the Code);

          (v) the borrowing Participant or Former Participant attempts to make an assignment, for the benefit of creditors of the Adjusted Balance of his Savings Account under the Plan or of any other Security for the loan; or

          (vi) the borrowing Participant or Former Participant marries or remarries and his new spouse does not consent in writing to the loan and the terms thereof pursuant to procedures established by the Committee within thirty days after marrying the Participant.

Any payments of principal and/or interest on the loan not paid when due shall bear interest thereafter, to the extent permitted by law, at the rate specified by the terms of the loan. The payment and acceptance of any sum or sums at any time on account of the loan after an event of default, or any failure to act or enforce the rights granted hereunder upon an event of default, shall not be a waiver of the right of acceleration set forth in this paragraph.

          (c) If an event of default and an acceleration of the unpaid balance of the loan and interest due thereon shall occur, the Committee shall have the right to direct the Trustee to pursue any remedies available to a creditor at law or under the terms of the loan, including the right to execute on the security for the loan; provided, however, that neither the Trustee nor the Committee may reduce the amount in the Participant's Savings Account at any time prior to the first to occur of the termination of the Participant's employment with the Company or the Participant's attainment of age 59 1/2.

          (d) Each such loan shall be a first lien against the Savings Account of the borrowing Participant or Former Participant. If: (i) any portion of a loan shall be outstanding; and (ii) an event occurs pursuant to which the Participant, Former Participant, or his estate, or his Surviving Spouse or Beneficiaries will receive a distribution from the Savings Account of such Participant or Former Participant under the provisions of the Plan, then such Participant or Former Participant, if living, shall pay to the Trustee an amount equal to the portion of the loan or loans then outstanding, including all accrued interest thereon, and such Participant or Former Participant shall then receive the full amount of the distribution under the provisions of the Plan to which he is otherwise entitled. If such Participant or Former Participant is not then living, or if such Participant or Former Participant does not make full payment of the portion of the loan or loans then outstanding by the next date repayment would have been made through payroll deduction had the event pursuant to which the distribution is to be made not occurred, or in the case of a Former Participant, within 30 days after the date of such event, then such distribution shall, to the extent necessary to liquidate the unpaid portion of the loan or loans, be made to the Trustee as payment on the loan or loans. No distribution shall be made to a Participant, or Former Participant, or his estate or his Surviving Spouse or Beneficiaries from his Savings Account in an amount greater than the excess of the portion of his Savings Account otherwise distributable over the aggregate of the amounts owing with respect to such loan or loans plus interest, if any, thereon, taking into consideration any portion of the loan or loans paid by the Participant or Former Participant pursuant to the provisions of this paragraph
(d).

          (e) All loans made pursuant to this Article shall be funded from the borrowing Participant's or Former Participant's Savings Account as set forth in

Section 11.1(b). The Savings Account of a Participant or Former Participant shall, to the extent used to fund such loan, not participate in the allocation of earnings and losses pursuant to Section 7.8. All interest paid by a Participant or Former Participant with respect to a loan shall be credited to the borrowing Participant's or Former Participant's Savings Account and shall not be allocated pursuant to Section 6.8 as earnings of the Investment Funds. All payments of principal and interest made by a Participant or Former Participant with respect to a loan shall be allocated to one or more of the Investment Funds based upon the form relating to the selection of Investment Funds which is in effect, at the time such payment is received by the Trustee, with respect to the Participant's or Former Participant's Salary Deferral Contributions. If such a form is not in effect at the time such payment is received, the payments shall be allocated based upon the last such form that was in effect for such Participant or Former Participant. If no such form was in effect at any time, such payment shall be allocated equally among all of the Investment Funds described in the schedule attached to the Trust Agreement.

                                  ARTICLE XII
                                  -----------

                               INVESTMENT FUNDS
                               ----------------

          12.1  Investment Funds.  The Adjusted Balance of each Participant's
                ----------------
Savings Account, Transfer Account and Voluntary Contribution Account will be invested in the various Investment Funds as described in the schedule attached to the Trust Agreement.

          12.2  Initial Investment.  All Salary Deferral Contributions,
                ------------------
Matching Contributions, Voluntary Contributions, and Rollover Contributions received by the Trustee will be initially invested, from the date received until the date invested under Section 12.3, in such short term investment obligations as selected by the Trustee from time to time. These deposits and earnings will be allocated among the Investment Funds as of the Valuation Date next following receipt by the Trustee of such deposits and earnings in accordance with Participants' selection of Investment Funds pursuant to Section 12.3.

          12.3  Selection of Investment Funds.  (a) Each Participant shall
                -----------------------------
file a form with the Committee directing that his Salary Deferral Contributions, Matching Contributions, Voluntary Contributions and Rollover Contributions be invested, in specified multiples of 10%, in any one of the Investment Funds. No election to participate made pursuant to Section 2.3 of the Plan shall be effective until the investment form described in this Section 12.3 has been completed and delivered to the Committee.

          (b) Each Participant shall have the right to modify the direction made in paragraph (a) above (in specified multiples of 10%) with respect to subsequent Salary Deferral Contributions, Matching Contributions, Voluntary Contributions and Rollover Contributions under the Plan.

          (c) Each Participant shall have the right to file a written form with the Committee directing that the portion of his Savings Account, Transfer Account and Voluntary Contribution Account held in any one Investment Fund be transferred, in whole or in part, to any other Investment Fund. This direction shall be made by designating the percentage, number of shares or amount of the Adjusted Balance of such Accounts that is to be divided among the various applicable Funds (in percentages, numbers of shares or amounts) as of the date set forth in paragraph (d) next below.

          (d) Any form filed by a Participant pursuant to this Section shall be filed with the Committee pursuant to rules it establishes. A form filed pursuant to subsection (a) of this Section shall be filed at the same time as the Long-Term Savings Agreement required pursuant to Section 2.3. A form filed pursuant to subsection (b) of this Section shall be filed no later than (i) the tenth day of the month in which the Wage Payment Date as of which it is to be effective occurs, in the case of a salaried Participant or (ii) the tenth day of the month preceding the month in which the Wage Payment Date as of which it is to be effective occurs, in the case of an hourly paid Participant. A form filed pursuant to paragraph (c) of this Section, subject to the last sentence of this paragraph (d), may be filed on any business day, shall be forwarded by the Committee to the Trustee within five business days after receipt thereof, and shall be effective on the next business day following the day on which it is received by the Trustee. A modification pursuant to paragraph (b) may be made only once in each month. A transfer pursuant to paragraph (c) may be made only once in each calendar quarter and shall be subject to any additional nondiscriminatory restrictions that are imposed by the Trustee.

          (e) The Company will separately account for the interests of each Participant in the several Investment Funds. Each Investment Fund may be invested as a single fund, however, without segregation of Fund assets to represent the interests of Participants.

                                 ARTICLE XIII
                                 ------------

                           AMENDMENT AND TERMINATION
                           -------------------------

          13.1  Amendment of Plan.  The Company shall have the right to amend
                -----------------
the Plan at any time and from time to time by resolution of the Board, and the Company and all persons claiming any interest hereunder shall be bound thereby; provided, however, that no amendment shall have the effect of: (i) directly or indirectly divesting the interest of any Participant in any amount that he would have received had he terminated his employment with the Company immediately prior to the effective date of such amendment, or the interest of any Beneficiary or Surviving Spouse as such interest existed immediately prior to the effective date of such amendment; (ii) directly or indirectly affecting the vested interest of a Participant under the Plan as determined by Section 7.7 unless the conditions of Section 203(c) of ERISA are satisfied; (iii) vesting in the Company any right, title or interest in or to any Trust assets; (iv) causing or effecting discrimination in favor of officers, shareholders, or highly compensated Employees; or (v) causing any part of the Plan assets to be used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries and Surviving Spouse.

          13.2  Voluntary Termination of or Permanent Discontinuance of
                -------------------------------------------------------
Contributions to the Plan.  The Company expects the Plan to be permanent, but
-------------------------
since future conditions affecting the Company cannot be anticipated, the Company shall have the right to terminate the Plan in whole or in part, or to permanently discontinue contributions to the Plan, at any time by resolution of its Board and by giving written notice of such termination or permanent discontinuance to the Trustee. Such resolution shall specify the effective date of termination or permanent discontinuance, which shall not be earlier than the first day of the Plan Year that includes the date of the resolution.

          13.3  Involuntary Termination of Plan.  The Plan shall automatically
                -------------------------------
terminate if the Company is legally adjudicated a bankrupt, makes a general assignment for the benefit of creditors, or is dissolved. In the event of the merger or consolidation of the Company into or with any other corporation, respectively, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the consolidation or merger, or transfer of such assets, as the case may be, shall have the right to adopt and continue the Plan and succeed to the position of the Company hereunder. If, however, the Plan is not so adopted within ninety (90) days after the effective date of such consolidation, merger or sale, the Plan shall automatically be deemed terminated as of the effective date of such transaction. Nothing in this Plan shall prevent the dissolution, liquidation, consolidation or merger of the Company, or the sale or transfer of all or substantially all of its assets.

          13.4  Payments on Termination of, or Permanent Discontinuance of
                ----------------------------------------------------------
Contributions to, the Plan.  If the Plan is terminated as herein provided, or
--------------------------
if it should be partially terminated, or upon the complete discontinuance of Company contributions to the Plan, the following procedure shall be followed, except that in the event of a partial termination it shall be followed only in case of those Participants, Beneficiaries and Surviving Spouses directly affected:

          (a) The Company may continue to administer the Plan, but if it fails to do so, its records, books of account and other necessary data shall be turned over to the Trustee and the Trustee shall act on its own motion as hereinafter provided.

          (b) Notwithstanding any other provisions of the Plan all interests of Participants shall continue to be fully vested and nonforfeitable.

          (c) The value of the Trust Fund and the Accounts of all Participants, Beneficiaries and Surviving Spouses shall be determined as of the date of termination or discontinuance.

          (d) Distribution to Participants, Beneficiaries and Surviving Spouses shall be made at such time after termination of or discontinuance of contributions to the Plan as provided in Section 8.3 above and not later than the time specified in Section 8.3.

                                  ARTICLE XIV
                                  -----------

                                 MISCELLANEOUS
                                 -------------

          14.1  Duty to Furnish Information and Documents.  Participants and
                -----------------------------------------
their Beneficiaries and Surviving Spouses must furnish to the Company and the Trustee such evidence, data or information as the Company considers necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he will furnish promptly full, true, and complete evidence, data, and information requested by the Company.
All parties to, or claiming any interest under, the Plan hereby agree to perform any and all acts, and to execute any and all documents and papers, necessary or desirable for carrying out the Plan and the Trust.

          14.2  Statements and Available Information.  The Company shall
                ------------------------------------
advise its Employees of the eligibility requirements and benefits under the Plan. As soon as practicable after the end of each calendar quarter, the Company shall provide each Participant, and each former Participant and Beneficiary or Surviving Spouse with respect to whom an Account is maintained, with a statement reflecting the current status of his Accounts including the Adjusted Balance thereof. No Participant, except a member of the Board or the Committee, shall have the right to inspect the records reflecting the Account of any other Participant. The Company shall make available for inspection at reasonable times by Participants and Beneficiaries or Surviving Spouses, copies of the Plan, any amendments thereto, Plan summary, and all reports of Plan and Trust operations required by law.

          14.3  No Enlargement of Employment Rights.  Nothing contained in the
                -----------------------------------
Plan shall be construed as a contract of employment between the Company and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or limit the right of the Company to employ or discharge any person with or without cause, or to discipline any Employee.

          14.4  Applicable Law.  All questions pertaining to the validity,
                --------------
construction and administration of the Plan shall be determined in conformity with the laws of Illinois to the extent that such laws are not preempted by ERISA and valid regulations published thereunder.

          14.5  No Guarantee.  None of the Trustee the Company nor the
                ------------
Committee in any way guarantees the Trust Fund from loss or depreciation or the payment of any benefits which may be or become due to any person from the Trust Fund. No Participant or other person shall have any recourse against the Trustee, the Company or the Committee if the Trust Fund is insufficient to provide Plan benefits in full. Nothing herein contained shall be deemed to give any Participant, former Participant, Beneficiary or Surviving Spouse an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and Trust.

          14.6  Unclaimed Funds.  Each Participant shall keep the Company
                ---------------
informed of his current address and the current address of his Surviving Spouse, Beneficiary or Beneficiaries. None of the Company, the Committee or the Trustee shall be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which distribution of the Participant's accounts may first be made, distribution may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any individual who would receive a distribution under the Plan upon the death of the Participant pursuant to Section 8.2 of the Plan, the Adjusted Balance in the Participant's Account shall be deemed a forfeiture and shall be used to reduce Matching Contributions to the Plan for the Plan Year next following the year in which the forfeiture occurs and for succeeding years to the extent necessary; provided, however, that in the event that the Participant or a Beneficiary or Surviving Spouse makes a valid claim for any amount that has been forfeited, the benefits which have been forfeited shall be reinstated.

          14.7  Merger or Consolidation of Plan.  Any merger or consolidation
                -------------------------------
of the Plan with another plan, or transfer of Plan assets or liabilities to any other plan, shall be effected in accordance with such regulations, if any, as may be issued pursuant to Section 208 of ERISA, in such a manner that each Participant in the Plan would receive, if the merged, consolidated or transferee plan were terminated immediately following such event, a benefit that is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

          14.8  Interest Non-Transferable.  (a) Except as provided in Article
                -------------------------
XI of the Plan, no interest of any person or entity in, or right to receive distributions from, the Trust Fund shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. The Account of any Participant, however, shall be subject to and payable in accordance with the applicable requirements of any qualified domestic relations order, as that term is defined in Section 414(p) of the Code, and the Company shall direct the Trustee to provide for payment from a Participant's Account in accordance with such order and with the provisions of Section 414(p) of the Code and any regulations promulgated thereunder. A payment from a Participant's Account may be made to an alternate payee (as defined in Section 414(p)(8) of the Code) prior to the date the Participant reaches his earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) if such payments are made pursuant to a qualified domestic relations order. All such payments pursuant to a qualified domestic relations order shall be subject to reasonable rules and regulations promulgated by the Company respecting the time of payment pursuant to such order and the valuation of the Participant's Account from which payment is made; provided, that all such payments are made in accordance with such order and Section 414(p) of the Code. The balance of an

Account that is subject to any qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.

          (b) Notwithstanding paragraph (a) next above, if any Participant borrows money pursuant to Article X of the Plan, the Trustee and the Company shall have all rights to collect upon such indebtedness as are granted pursuant to Article XI of the Plan and any agreements or documents executed in connection with such loan.

          14.9  Prudent Man Rule.  Notwithstanding any other provision of the
                ----------------
Plan and the Trust Agreement, the Trustee and the Company shall exercise their powers and discharge their duties under the Plan and the Trust Agreement for the exclusive purpose of providing benefits to Employees and their Beneficiaries and Surviving Spouses, and shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to the terms of the preceding sentence and the provisions of Article XII, the Trustee shall diversify investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

          14.10  Limitations on Liability.  Notwithstanding any other
                 ------------------------
provisions of the Plan or the Trust, none of the Trustees, the Committee, any member thereof, the Company or a Related Company, or any individual acting as an employee or agent of any of them, shall be liable to any Participant, former Participant, Beneficiary, or Surviving Spouse for any claim, loss, liability or expense incurred in connection with the Plan or the Trust, except when the same shall have been judicially determined to be a result of liability under Part 4 of Title I of ERISA or due to the gross negligence or willful misconduct of such person. The Company shall indemnify and hold harmless each Trustee, Committee member, employee of the Company, or any individual acting as an employee or agent of any of them or the Company (to the extent not indemnified or held harmless under any liability insurance or any other indemnification arrangement with respect to the Plan or the Trust) from any and all claims, losses, liabilities, costs and expense (including attorneys' fees) arising out of any actual or alleged act or failure to act with respect to the administration of the Plan or the Trust, except that no indemnification or defense shall be provided to any person with respect to conduct which has been judicially determined, or agreed by the parties, to have constituted bad faith or willful misconduct on the part of such person, or to have resulted in his receipt of personal profit or advantage to which he is not entitled. In connection with the indemnification provided by the preceding sentence, expenses incurred in defending a civil or criminal action, suit or proceeding, or incurred in connection with a civil or criminal investigation, may be paid by the Company in advance of the final disposition of such action, suit, proceeding, or investigation, as authorized by the Board in the specific case, upon receipt of an undertaking by or on behalf of the party to be indemnified to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company pursuant to this Section. The preceding provisions of this Section shall not apply to any claims, losses, liabilities, costs and expenses arising out of any actual or alleged act or failure to act of a Participant, or any individual acting as an employee or agent of a Participant, in the selection of investment media for his Account, or the investment of the assets in his Account.

          14.11  Headings.  The headings in this Plan are inserted for
                 --------
convenience of reference only and are not to be considered in construction of the provisions hereof.

          14.12  Gender and Number.  Except when otherwise required by the
                 -----------------
context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

          14.13  ERISA and Approval Under Internal Revenue Code.  This Plan is
                 ----------------------------------------------
intended to qualify as a Plan and Trust meeting the requirements of Sections 401 and 501(a) of the Code, as now in effect or hereafter amended, so that the income of the Trust Fund may be exempt from taxation under Section 501(a) of the Code, contributions of the Company under the Plan may be deductible for Federal income tax purposes under Section 404 of the Code, and amounts subject to Long-Term Savings Agreements are not treated as distributed to Participants for Federal income tax purposes under Section 402(a)(8) of the Code, all as now in effect or hereafter amended. Any modification or amendment of the Plan and/or Trust may be made retroactively, as necessary or appropriate, to establish and maintain such qualification and to meet any requirement of the Code or ERISA.

          14.14  Exclusive Benefit of Employees.  All contributions made
                 ------------------------------
pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement for the exclusive benefit of those Employees who are Participants under the Plan, including former Participants and their Beneficiaries and Surviving Spouses, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Employees and their Beneficiaries shall any part of the Trust Fund (other than such part as may be required to pay administration expenses and taxes), be used for, or diverted to, purposes other than for the exclusive benefit of such Employees and their Beneficiaries and Surviving Spouses. However, without regard to the provisions of this Section 14.14:

          (a) If any contribution under the Plan is conditioned on initial qualification of the Plan under Section 401(a) of the Code and if the Plan receives an adverse determination with respect to its initial qualification, the Trustee shall, upon written request of the Company, return to the Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe;

          (b) If a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall, upon written request of the Company, return the contribution (to the extent disallowed) to the Company within one year after the date the deduction is disallowed;

          (c) If a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee shall, upon written request of the Company, return the contribution or such portion to the Company within one year after the date of payment to the Trustee; and

          (d) Earnings attributable to amounts to be returned to the Company pursuant to paragraph (b) or (c) above shall not be returned, and losses attributable to amounts to be returned pursuant to paragraph (b) or (c) above shall reduce the amount to be so returned.

          14.15  Adoption of Plan by Related Companies.  (a) With the approval
                 -------------------------------------
of the Company, any Related Company may adopt the Plan and qualify its employees to become Participants hereunder by taking proper corporate action to adopt the Plan (which action shall designate the class or classes of such employees to be covered by the Plan) and making such contributions to the Trust Fund as the Board of Directors of the Related Company may require.

          (b) The Plan will terminate with respect to any Related Company that has adopted the Plan pursuant to this Section if the Related Company ceases to be a Related Company, revokes its adoption of the Plan by appropriate corporate action, permanently discontinues its contributions for its Employees, is judicially declared bankrupt, makes a general assignment for the benefit of creditors, or is dissolved. If the Plan is terminated or contributions are discontinued with respect to any Related Company, the provisions of Section 13.4 shall apply to the interest in the Plan of the Employees of such Related Company, and their Beneficiaries and Surviving Spouses.

          (c) The references to "Company" and "Employee" in the Plan shall include any Related Company that has adopted the Plan pursuant to this Section
14.15 and such Related Company's Employees; provided, however, that the references to "Company" and "Employee" shall not include any such Related Company or its Employees in Section 2.1 (except in the first and second sentences of such Section) and references to "Company" shall not include any such Related Company in Articles IX or XIII of the Plan. The Company shall act as the agent for each Related Company that adopts the Plan for all purposes of administration thereof.

          14.16  Severability.  Each of the Sections contained in the Plan,
                 ------------
and each provision in each Section, shall be enforceable independently of every other Section or provision in the Plan, and the invalidity or nonenforceability of any Section or provision shall not invalidate or render nonenforceable any other Section or provision contained herein. If any Section or provision in a
Section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the Section or provision to produce its nearest enforceable economic equivalent.

                                  ARTICLE XV
                                  ----------

                             TOP-HEAVY PROVISIONS
                             --------------------

          15.1  Top-Heavy Status.  The provisions of this Article shall not
                ----------------
apply to the Plan with respect to any Plan Year for which the Plan is not Top-Heavy. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article XV will supersede any conflicting provisions elsewhere in the Plan.

          15.2  Definitions.  For purposes of this Article XV, the following
                -----------
words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

          (a) "Determination Date" means, with respect to any Plan Year: (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

          (b) "Key Employee" means an Employee meeting the definition of "key employee" contained in Section 416(i)(1) of the Code and the Treasury Regulations interpreting that Section. For purposes of determining whether an Employee is a Key Employee, the definition of Compensation set forth in Section
15.5 shall apply.

          (c) "Non-key Employee" means any Employee who is not a Key Employee.

          (d) "Valuation Date" means with respect to a particular Determination Date, the most recent Valuation Date (as defined in Section 1.41) occurring within a twelve-month period ending on the applicable Determination Date.

          15.3  Determination of Top-Heavy Status.  (a) The Plan will be
                ---------------------------------
"Top-Heavy" with respect to any Plan Year if, as of the Determination Date applicable to such Year, the ratio of the Adjusted Balances in the Accounts of Key Employees (determined as of the Valuation Date applicable to such Determination Date) to the Adjusted Balances in the Accounts of all Employees (determined as of such Valuation Date) exceeds 60%. For purposes of computing such ratio, and for all other purposes of applying and interpreting this paragraph (a): (i) the amount of the Account of any Employee shall be increased by the aggregate distributions made with respect to such Employee under the Plan during the five-year period ending on any Determination Date; (ii) benefits provided under all plans that are aggregated pursuant to (b) of this Section must be considered; and (iii) the provisions of Section 416 of the Code and all regulations and other governmental releases interpreting that Section shall be applied. If any Employee has not performed services for the Company or any Related Company at any time during the five-year period ending on any Determination Date, the balance of the Account of such Employee shall not be taken into consideration for purposes of determining whether the Plan is Top-Heavy with respect to the Plan Year to which such Determination Date applies.

          (b) For purposes of determining whether the Plan is Top-Heavy, all qualified retirement plans maintained by the Company and each Related Company shall be aggregated to the extent that such aggregation is required under the applicable provisions of Section 416 of the Code and the Treasury Regulations and other governmental releases interpreting that Section. All other qualified retirement plans maintained by the Company and each Related Company shall be aggregated only to the extent permitted by Section 416 of the Code and such Treasury Regulations and other governmental releases and elected by the Company.

          (c) For purposes of determining whether the Plan is Top-Heavy, the Adjusted Balance of a Participant's Account shall not include (i) the amount of a Rollover Contribution (or similar transfer) and earnings thereon attributable to a Rollover Contribution (or similar transfer) accepted after December 31, 1983, initiated by the Participant and derived from a plan not maintained by the Company or any Related Company, or (ii) a distribution made with respect to an Employee that is a tax-free Rollover Contribution (or similar transfer) that is either not initiated by the Employee or that is made to a plan maintained by the Company or any Related Company.

          (d) Solely for purposes of determining whether the Plan is Top-Heavy, the accrued benefit of any Non-key Employee shall be determined (i) under the method, if any, that uniformly applies for accrual purposes under all plans of the Company or any Related Company, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

          15.4  Minimum Contribution.  For each Plan Year that the Plan is
                --------------------
Top-Heavy, the Company will contribute and allocate to the Savings Account of each Eligible Employee who is a Non-key Employee and is employed by the Company on the last day of such Plan Year an amount equal to the lesser of (i) 3% of such Participant's Compensation (as defined in Section 15.5) for such Plan Year and (ii) the largest percentage of Company contributions and forfeitures, as a percentage of the Key Employee's Compensation (as defined in Section 15.5), allocated to the Savings Account of any Key Employee for such Plan Year. The minimum contribution allocable pursuant to this Section 15.4 will be determined without regard to any contributions by the Company for any Employee under the Federal Social Security Act. A Non-key Employee will not be excluded from an allocation pursuant to this Section merely because his compensation is less than a stated amount. A Non-key Employee who has become a Participant but who fails to complete at least 1,000 Hours of Service in a Plan Year in which the Plan is Top-Heavy shall not be excluded from an allocation pursuant to this Section. A Non-key Employee who is a Participant in the Plan and who declined to elect to have Salary Deferral Contributions made to his Account for the Plan Year shall receive an allocation for that Plan Year pursuant to this Section. For purposes of clause (ii) of the first sentence of this Section, the amount of Company contribution allocated to the Savings Account of a Key Employee for a Plan Year shall include Salary Deferral Contributions allocated to the Savings Account of such Key Employee for such Year.

          15.5  Compensation.  For any Plan Year in which the Plan is Top-
                ------------
Heavy, annual Compensation for the purposes of this Article shall have the meaning set forth in Section 414(q)(7) of the Code. The Compensation of a Participant taken into account for purposes of this Article XV for the Plan Years commencing on and after January 1, 1989 shall be limited in accordance with the provisions of subsections 1.12(e) through (h) of the Plan.

          15.6  Limit on Annual Additions:  Combined Plan - Limit.  (a) If
                -------------------------------------------------
the Plan is determined to be Top-Heavy under Section 15.3, Section 7.6(d) shall be applied by substituting "1.0" for "1.25" in applying Section 415(e) of the Code to the Plan.

          (b) Paragraph (a) above shall not apply if:

               (i)  Section 15.4 is applied by substituting "4%" for "3%," and

          (c) If, but for this paragraph (c), paragraph (a) would begin to apply with respect to the Plan, the operation of paragraph (a) shall be suspended with respect to an Employee as long as there are:

               (i) no Company contributions, forfeitures or voluntary non-deductible contributions allocated with respect to such Employee, and

               (ii) no accruals under a qualified defined benefit plan for such
                    Employee.

          15.7  Safe-Harbor Rule.  If this Plan is Top-Heavy in any Plan
                ----------------
Year, each Non-Key Employee covered under both a Top-Heavy defined benefit plan and a Top-Heavy defined contribution plan maintained by the Company or any Related Company, and under this Plan, shall receive the defined benefit minimum (as defined in Section 416(c)(1) of the Code) under the provisions of the defined benefit plan, and shall not receive the minimum contribution under
Section 15.4 of this Plan, for such Year.

          IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name by a duly authorized officer this 27th day of December, 1994, effective as of the first day of January, 1989.

                    ILLINOIS CONSOLIDATED TELEPHONE COMPANY

                    By     /s/ S L Grissom, Treasurer
                           --------------------------

                                  Schedule A
                                  ----------

                    ILLINOIS CONSOLIDATED TELEPHONE COMPANY
                      LONG-TERM SAVINGS PLAN FOR SALARIED
                           AND AFFILIATED EMPLOYEES

                               RELATED COMPANIES
------------------------------------------------------------------------------------------------------------------------------------

                                                                                               Starting Date of Employment with
                                                                                               Related Company to be Treated as
                                                                              Covered             Employment With Company for
                                                                          Classifications           Purpose of Determining
                            Related Company                                of Employees*   Eligibility, Hours of Service and Service

                            ---------------                               ---------------  -----------------------------------------

Central Communications Company                                            Salaried                     December 15, 1984**

Consolidated Communications Directories Inc.                              Salaried                     February 11, 1985
                                                                          Non-Bargaining               January 1, 1994
                                                                          Hourly                       January 1, 1994
                                                                          OHA Salaried

Consolidated Network Inc.                                                 Salaried                     October 18, 1985
                                                                          Non-Bargaining               October 1, 1993
                                                                          Hourly
Consolidated Telemarketing of America Inc.                                Salaried                     December 19, 1988
                                                                          Non-Bargaining               May 1, 1994
                                                                          Hourly
Consolidated Communications Operator Services Inc.                        Salaried                     January 1, 1989
Consolidated Communications Systems & Services Inc.                       Salaried
                                                                          Non-Bargaining               ***
                                                                          Hourly                       ***

-----------------------------------
*Provided that a person simultaneously employed by both the Company and a Related Company shall not receive duplicate credit for purposes of the Plan because he is so employed.
**Became a Related Company on May 31, 1985. Nonetheless, by virtue of Section 1.35, the participation and Service of any Employee of the Company who transferred to employment with this Related Company after May 31, 1984 and who was employed by this Related Company on May 31, 1985 shall be deemed continuous for all purposes of the Plan.
***The earliest of (1) date of hire by SRG, Inc., (2) date of hire by Consolidated Communications Systems & Services, Inc., and (3) date of hire by Illinois Consolidated Telephone Company or any other Related Company.

                              FIRST AMENDMENT TO
                    ILLINOIS CONSOLIDATED TELEPHONE COMPANY
              LONG-TERM SAVINGS PLAN FOR SALARIED AND AFFILIATED
                       EMPLOYEES AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1989

          WHEREAS, Illinois Consolidated Telephone Company (the "Company") has adopted the Illinois Consolidated Telephone Company Long-Term Savings Plan For Salaried And Affiliated Employees, as Amended and Restated Effective January 1, 1989 (the "Plan") and has reserved the right to amend the Plan; and

          WHEREAS, the Company deems it appropriate to amend the Plan in certain respects;
          NOW THEREFORE, the Plan is hereby amended, effective as of January 1, 1995, in the following respects:

          1.  Paragraph (d) of Section 3.5 is amended to read as follows:

              (d) Notwithstanding anything to the contrary contained elsewhere in the Plan, if a Participant's Salary Deferral Contributions are recharacterized or returned pursuant to paragraphs (a), (b), or (c) of this Section, or pursuant to paragraph (c) of Section 3.1, any Matching Contributions attributable thereto shall, subject to Article VI, be forfeited and used to offset the amount of Matching Contributions to be made for the next Wage Payment Period by the Company and shall be allocated among the Matching Contributions Accounts of Participants pursuant to the provisions of Section 7.3.

          2. Clause (iii) of paragraph (c) of Section 8.4 is amended to read as follows:

          (iii) Payment of tuition, related educational fees and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Section 152 of the Code);

          3. Schedule A attached to the Plan shall be revised in the form attached hereto.

          IN WITNESS WHEREOF, this First Amendment has been executed on behalf of the Company, this 7th day of March, 1995.

                              ILLINOIS CONSOLIDATED TELEPHONE COMPANY

                              By:    /s/ Richard A. Lumpkin
                                     ----------------------
                                      Chairman

                                 AMENDMENT II
                                      TO
                    ILLINOIS CONSOLIDATED TELEPHONE COMPANY
              LONG-TERM SAVINGS PLAN FOR SALARIED AND AFFILIATED
              --------------------------------------------------
                                   EMPLOYEES
                                   ---------

     WHEREAS, Illinois Consolidated Telephone Company ("Company") adopted the Illinois Consolidated Telephone Company Long-Term Savings Plan for Salaried and Affiliated Employees, as amended and restated effective January 1, 1989 ("Plan"); and

     WHEREAS, the Company has reserved the right to amend the Plan, and now deems it appropriate to amend the Plan in certain respects;

     NOW THEREFORE, BE IT RESOLVED, that the Plan is amended, effective January 1, 1996, as follows:

     1. The portion of paragraph (d) of Section 4.1 preceding the table contained therein is amended to read as follows:

          (d) For each Plan Year commencing on or after January 1, 1993, and ending on or before December 31, 1995, as of each Wage Payment Date, the Company shall contribute to the Trust for each Participant for whom Earnings have been deducted through payroll deductions during the applicable Wage Payment Period, pursuant to a Long-Term Savings Agreement, a Matching Contribution equal to a percentage of his Earnings for the Wage Payment Period ending on such Wage Payment Date, as set forth in the following table:

     2.   Paragraphs (e) and (f) of Section 4.1 are redesignated as paragraphs
          (f) and (g) respectively, and the following new paragraph (e) is added to Section 4.1:

          (e) For each Plan Year commencing on or after January 1, 1996, as of each Wage Payment Date, the Company shall contribute to the Trust for each Participant for whom Earnings have been deducted through payroll deductions during the applicable Wage

               Payment Date pursuant to a Long-Term Savings Agreement, a Matching Contribution equal to a percentage of his Earnings for the Wage Payment Period ending on such Wage Payment Date as set forth in the following table:

                Salary Deferral Contribution                         Matching Contribution
                 as a Percentage of Earnings                      as a Percentage of Earnings
                ----------------------------                      ---------------------------
                             1 %                                            1.00%
                             2%                                             2.00%
                             3%                                             2.50%
                             4%                                             3.00%
                             5%                                             3.50%
                          6% to 15%                                         4.00%

     3. The first sentence of paragraph (b) of Section 11.1 is amended to read as follows:

          (b) Each borrowing Participant or Former Participant shall, as a condition to receiving a loan hereunder, specify in his loan application the Investment Funds in which his Savings Account and Transfer Account are invested from which such loan shall be paid, and the allocation of a loan proceeds among such Investment Funds; provided that such allocation shall be in increments of 1%.

     4. Clause (ii) of paragraph (a) of Section 11.2 is amended to read as follows:

          (ii) Fifty percent (50%) of the Adjusted Balance of the Participant's or Former Participant's Savings Account and Transfer Account.

     5.   Paragraph (b) of Section 11.2 is amended to read as follows:

          (b) For purposes of this Article, the Adjusted Balance of the Savings Account and Transfer Account of the Participant or Former Participant shall be determined as of the Valuation Date for which a valuation of his Savings Account and Transfer Account is most recently available on the date on which the proceeds of a loan made under this Article are disbursed to the borrowing' participant or Former Participant.

     6. Clause (iii) of paragraph (a) of Section 11.4 is amended to read as follows:

        (iii) the loan shall be adequately secured, provided that such minimum security for such loan shall be (a) not more than 50% of the Adjusted Balance of the Savings Account and Transfer Account of the borrowing Participant or Former Participant, plus (b) a security interest in such other property, determined by the Committee, that would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm's-length terms;

     7. The last sentence of clause (v) of paragraph (a) of Section 11.4 is amended to read as follows:

                  All payments of principal and interest shall be allocated to the Savings Account and Transfer Account of the Participant or Former Participant to whom the loan was made.

     8. Clauses (iv) and (v) of paragraph (b) of Section 11.4 are amended to read as follows:

          (iv) the borrowing Participant becomes a Former Participant and thereafter receives a final distribution of the Adjusted Balance of his Savings Account and Transfer Account (except to the extent consistent with Section 401 (a) of the Code);

          (v) the borrowing Participant or Former Participant attempts to make an assignment for the benefit of creditors of the Adjusted Balance of his Savings Account or Transfer Account under the Plan or of any other security for the loan; or

     9.   Paragraphs (d) and (e) of Section 11.4 are amended to read as follows:

          (d) Each such loan shall be a first lien against the Savings Account and Transfer Account of the borrowing Participant or Former Participant. If: (i) any portion of a loan shall be outstanding, and (ii) an event occurs pursuant to which the Participant, Former Participant or his estate, or his Surviving Spouse or Beneficiaries will receive a distribution from the Savings Account or Transfer Account of such Participant or Former Participant under the provisions of the Plan, then such Participant or Former Participant, if living, shall pay to the Trustee an amount equal to the portion of the loan or loans then outstanding, including all accrued interest thereon, and such Participant or Former Participant shall then receive the full amount of the distribution under the provisions of the Plan to which he is otherwise entitled. If such Participant or Former Participant is not then living, or if such Participant or Former

               Participant does not make full payment of the portion of the loan or loans then outstanding by the next date repayment would have been made through payroll deductions had the event pursuant to which the distribution is to be made not occurred, or in the case of a Former Participant within 30 days after the date of such event, then such distribution shall, to the extent necessary to liquidate the unpaid portion of the loan or loans, be made to the Trustee as payment on the loan or loans. No distribution shall be made to a Participant or Former Participant, or his estate or a Surviving Spouse or Beneficiaries from his Savings Account or Transfer Account in an amount greater than the excess of the portion of his Savings Account and Transfer Account otherwise distributable over the aggregate of the amounts owing with respect to such loan or loans, plus interest, if any, thereon, taking into consideration any portion of the loan or loans paid by the Participant or Former Participant pursuant to the provisions of this paragraph (d).

          (e) All loans made pursuant to this Article shall be funded from the borrowing Participant's or Former Participant's Savings Account and Transfer Account as set forth in Section 11.1(b). The Savings Account and Transfer Account of a Participant or a Former Participant shall, to the extent used to fund such loan, not participate in the allocation of earnings and losses pursuant to
               Section 7.8. All interest paid by a Participant or Former Participant with respect to a loan shall be credited to the borrowing Participant's or Former Participant's Savings Account and Transfer Account, and shall not be allocated pursuant to
               Section 6.8 as earnings of the Investment Fund. All payments of principal and interest made by a Participant or Former Participant with respect to a loan shall be allocated to any one or more of the Investment Funds based upon the form relating to the selection of Investment Funds which is in effect at the time such payment is received by the Trustee, with respect to the Participant's or Former Participant's Salary Deferral Contributions. If such a form is not in effect at the time such payment is received, the payment shall be allocated based upon the last form that was in effect for such Participant or Former Participant. If no such form was in effect at any time, such payment shall be allocated equally among all of the Investment Funds described in the schedule attached to the Trust Agreement.

     IN WITNESS WHEREOF, the Company has caused this Amendment I to the Plan to be executed in its name by a duly authorized officer, this 5 day of March, 1996, effective as of the 1st day of January, 1996.

                         ILLINOIS CONSOLIDATED TELEPHONE COMPANY

                         By:    /s/ R A Lumpkin
                                ---------------

                                  Schedule A
                                  ----------

                    ILLINOIS CONSOLIDATED TELEPHONE COMPANY
                      LONG-TERM SAVINGS PLAN FOR SALARIED
                           AND AFFILIATED EMPLOYEES

                               RELATED COMPANIES
------------------------------------------------------------------------------------------------------------------------
                                                                                       STARTING DATE OF EMPLOYMENT WITH
                                                                                       RELATED COMPANY TO BE TREATED AS
                                                                                         EMPLOYMENT WITH COMPANY FOR
                                                                       COVERED              PURPOSE OF DETERMINING
                                                                   CLASSIFICATIONS          ELIGIBILITY, HOURS OF
                       RELATED COMPANY                              OF EMPLOYEES*            SERVICE AND SERVICE
                       ---------------                          ---------------------  --------------------------------
Central Communications Company                                  Salaried                    December 15, 1984**
Consolidated Communications Directories Inc.                    Salaried                    February 11, 1985
                                                                Non-Bargaining Hourly       January 1, 1994
                                                                OHA Salaried                January 1, 1994
Consolidated Network, Inc.                                      Salaried                    October 18, 1985
                                                                Non-Bargaining Hourly       October 1, 1993
Consolidated Telemarketing of America Inc.                      Salaried                    December 19, 1988
                                                                Non-Bargaining Hourly       May 1, 1994
Consolidated Communications Operator Services Inc.              Salaried                    January 1, 1989

*Provided that a person simultaneously employed by both the Company and a Related Company shall not receive duplicate credit for purposes of the Plan because he is so employed.

**Became a Related Company on May 31, 1985. Nonetheless, by virtue of Section 1.35, the participation and Service of any Employee of the Company who transferred to employment with this Related Company after May 31, 1984 and who was employed by this Related Company on May 31, 1985 shall be deemed continuous for all purposes of the Plan.

                                 AMENDMENT III
                                      TO
                    ILLINOIS CONSOLIDATED TELEPHONE COMPANY
              LONG-TERM SAVINGS PLAN FOR SALARIED AND AFFILIATED
                                   EMPLOYEES

          WHEREAS, Illinois Consolidated Telephone Company (the "Company") adopted the Illinois Consolidated Telephone Company Long-Term Savings Plan for Salaried and Affiliated Employees, as amended and restated effective January 1, 1989 ("Plan");

          WHEREAS, the Company wishes to amend the Plan to authorize the contribution of McLeodUSA Incorporated Class A common stock as a matching contribution under the Plan;

          WHEREAS, the Company having the power to amend the Plan, now deems it appropriate to amend the Plan in certain respects;

          NOW THEREFORE, BE IT RESOLVED, that the Plan is amended, effective January 1, 1998 as follows:

          1. Section 4 is amended by the addition of a new Section 4.l(g) to read as follows:

          (g) Effective January 1, 1998, the Company may from time to time make Matching Contributions to the Trust in the form of McLeodUSA Incorporated Class A common stock (or other securities of the Company or Related Company). The securities contributed to the Plan under this Section 4.l(g) shall be held in a separate Fund and shall be adjusted for gains, incomes, losses and expenses in accordance with Section 7.8. Notwithstanding any other provision of the Plan to the contrary, distribution of the Adjusted Balance of a Participant's Account under the Plan shall not include a distribution of the securities contributed under this Section 4.1(g). Whenever a Participant, his Beneficiary or his Surviving Spouse become entitled to a distribution under Article 8, the Trustee shall sell, at no less than fair market value, the portion of the Participant's Account attributable to the contributions (including allocable earnings) made under this Section 4.1(g) and distribute the proceeds in accordance with Article 8.

          2.  In all other respects not amended, the Plan is ratified.

          IN WITNESS WHEREOF, the Company has caused this Amendment III to the Plan to be executed in its name by a duly authorized officer, this 8th day of January, 1998, effective as of January 1, 1998.

                              By:  /s/ S L Grissom
                                  -------------------
                                  S. L. GRISSOM